FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

i

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”), dated as of January 31, 2019, is entered into by and among SUN COMMUNITIES, INC., a Maryland corporation (the “Company”), as the General Partner and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

RECITALS

A.The General Partner and each of the Limited Partners set forth on Exhibit A hereto are parties to that certain Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership dated June 19, 2014, as amended (the “Amendments”).

B.The Third Amended and Restated Limited Partnership Agreement, as amended, is referred to as the “Third Amended and Restated Agreement”.

C.The Partners wish to amend and restate the Third Amended and Restated Agreement to, inter alia, (i) integrate the Amendments to the Third Amended and Restated Agreement into a single document, and (ii) provide clarity with respect to the respective classes of OP Units currently issued and outstanding.

D.Section 13 of the Third Amended and Restated Agreement authorizes the General Partner, as the holder of more than fifty percent (50%) of the OP Units, to amend the Agreement. Accordingly, the Third Amended and Restated Agreement is amended in its entirety and is restated to read as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1.
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquired Shares” shall have the meaning set forth therefor in Section 21.9(a)(iv) hereof.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be: (a) reduced for any items described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Partner is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulation Section 1.704‑1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704‑2(g)(1) and 1.704‑2(i) (relating to minimum gain).

“Affiliate” or “affiliates” means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Partner.
“Agreement” has the meaning set forth in the Preamble.

“Annual Preferred Rate” has the meaning set forth in Section 16.1.

“Board of Directors” shall have the meaning set forth therefor in Section 21.9(a)(ii) hereof.

“Book Value” means, with respect to any Partnership property, the value of the property for "book" or Capital Account purposes pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv). Without limiting the generality of the preceding sentence: (a) the initial Book Value of any property contributed by a Partner to the Partnership will be the fair market value of the property on the date of the contribution, as reasonably determined by the General Partner; and (b) the Book Value of all Partnership properties shall be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to: (i) the date of the acquisition of any additional interest in the Partnership by any additional or existing Partner in exchange for more than a de minimis capital contribution, (ii) the date of the distribution of more than a de minimis amount of Partnership property to a Partner for an interest in the Partnership and (iii) in connection with the grant of any OP Units or any other interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner, or by a new Partner acting in a Partner capacity or in anticipation of being a Partner; provided, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that the adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Book Value of any Partnership property that is distributed to any Partner shall be adjusted immediately prior to the distribution to equal its fair market value. If any asset has a Book Value that differs from its adjusted tax basis, then the Book Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of depreciation determined for United States federal income tax purposes.

“Business Day” is a day other than a Saturday, Sunday or legal holiday under Michigan or federal law.

“Capital Account” has the meaning set forth in Section 5.1.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of Michigan, as amended from time to time in accordance with the terms hereof and the Act. At the execution of this Agreement, the Partnership’s Certificate of Limited Partnership consists of a Restated Certificate of Limited Partnership filed with the Department on December 3, 2003 and a number of amendments thereto which have also been filed with the Department.
“Charter” shall mean the Articles of Restatement of the General Partner, filed on February 20, 2018, with the State of Maryland Department of Assessments and Taxation, as amended, supplemented or restated from time to time.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common OP Units” are a class of OP Units with such terms, rights and preferences as are set forth in this Agreement.
“Common Stock Fair Market Value” shall mean, with respect to any Series A-1 Exchange Date, Series A-3 Exchange Date, Series A-4 Exchange Date, Series C Exchange Date or Series D Exchange Date, the average closing price of a REIT Share for the 10 consecutive trading days preceding such Series A-1 Exchange Date, Series A-3 Exchange Date, Series A-4 Exchange Date, Series C Exchange Date or Series D Exchange Date on the principal national securities exchange on which the REIT Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 10 trading day period in the over the counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the General Partner or, if the REIT Shares or securities are not publicly traded, the Common Stock Fair Market Value for such day shall be the fair market value thereof determined jointly by the General Partner and the holder(s) of Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units or Series D Preferred Units that are exchanging such Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units or Series D Preferred Units for REIT Shares or Common OP Units; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Common Stock Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the General Partner and such holder(s) of Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units or Series D Preferred Units or, if that selection cannot be made within five days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.”

“Company” has the meaning set forth in the Preamble.

“Contribution Agreements” are those agreements pursuant to which Limited Partners acquired OP Units.
“Conversion Date” is defined in Section 16.2.
“Conversion Notice” is defined in Section 16.2.
“Department” is the Michigan Department of Licensing and Regulatory Affairs.

“Exchange Act” shall have the meaning set forth therefor in Section 21.8(c) hereof.

“Expiration Time” shall have the meaning set forth therefor in Section 21.9(a)(iv) hereof.

“Fundamental Change” shall have the meaning set forth therefor in Section 21.8(c) hereof.

“Fundamental Change Return” shall have the meaning set forth therefor in Section 21.8(c) hereof.

“General Partner” means the Company or any other Person who has been admitted as, and continues to be, a general partner of the Partnership as of such date, and is designated as such on Exhibit A.

“Holder” of OP Units is the Partner who is shown in Exhibit A as owning the same, regardless of whether such Partner has transferred such OP Units, although a transferee may have rights in connection with such OP Units as provided in Section 11.2.

“Issue Price” of the OP Units is the value assigned thereto upon issuance, as set forth in Section 4.5; provided, however, if the General Partner issues shares of preferred stock and applies all of the proceeds thereof (net of offering expenses) to the purchase of additional OP Units, the Issue Price for such OP Units shall be the public offering price per share for the General Partner’s preferred stock so issued.
“Leverage Ratio” shall have the meaning set forth in that certain Credit Agreement, dated as of May 15, 2013, by and among the Partnership, Citibank, N.A. (as administrative agent) and the other lenders thereto, as the same may be amended or replaced from time to time by another unsecured line of credit facility.
“Limited Partner” means, as of any date, the Persons who have been admitted as, and continue to be, limited partners of the Partnership as of such date, and are designated as such on Exhibit A.

“Losses” is defined in Section 5.2.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704‑2(d).

“OP Units” are the units into which the Partners’ interests in the Partnership have been divided, as more fully described in Section 4.1. OP Units consist of Common OP Units, Preferred OP Units, Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, and any other class or series of Partners’ interests issued after the date of this Agreement.

“Partners” means, as of any date, any Person who is at such time a General Partner or Limited Partner. Any reference to a Partner shall, unless the context clearly requires otherwise, include a reference to its predecessor and successor (other than a mere assignee) in interest.

“Partnership” is the limited partnership formed pursuant to this Agreement.

“Partnership Act” is defined in Section 2.1.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“POPU Default” is defined in Section 16.8(b).

“Preferred Distribution Default” shall have the meaning set forth therefor in Section 21.6(c) hereof.

“Preferred Distribution Shortfall” means, with respect to any OP Units that are entitled to any preference in distribution of the Partnership’s available cash pursuant to this Agreement, the aggregate amount of the required distributions for such outstanding OP Units for all prior distribution periods minus the aggregate amount of the distributions made with respect to such outstanding OP Units pursuant to this Agreement.

“Preferred Dividend Accrual Date” is defined in Section 16.1.

“Preferred Dividend Payment Date” is defined in Section 16.1.

“Preferred Dividends” are defined in Section 16.1.

“Preferred OP Units” are a class of OP Units and consist of any OP Units issued on or after the date hereof which are so designated upon issuance. The terms, rights and preferences of the Preferred OP Units are set forth in Article 16.

“Preferred Unit Director” shall have the meaning set forth therefor in Section 21.6(c) hereof.

“Pricing Target” shall mean that the volume weighted average of the daily volume weighted average price of a REIT Share on the New York Stock Exchange (as reported by Bloomberg Financial Markets or a comparable service) equals or exceeds 115.5% of the then prevailing Series A-4 Exchange Price for at least 20 trading days in a period of 30 consecutive trading days.

“Profits” is defined in Section 5.2.

“Redemption Price” shall have the meaning set forth in Section 21.8(c) hereof.

“REIT” means a “real estate investment trust” within the meaning of Section 856 of the Code.

“REIT Series A-4 Preferred Shares” shall mean shares of the 6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share, of the General Partner.

“REIT Share” means a share of common stock, par value $0.01 per share, of the General Partner.

“Regulatory Allocations” is defined in Section 6.2(e).

“Series A Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series A Preferred Shares, as filed with the Maryland Department of Assessments and Taxation.

“Series A-1 Exchange Date” shall mean the date specified in a Series A-1 Exchange Notice on which the holder of Series A-1 Preferred Units proposes to exchange Series A-1 Preferred Units for shares of the General Partner’s common stock; provided, however, that the proposed Series A-1 Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series A-1 Exchange Notice is delivered.

“Series A-1 Exchange Notice” shall mean a written notice delivered by a holder of Series A-1 Preferred Units to the General Partner of such holder’s election to exchange Series A-1 Preferred Units for shares of the General Partner’s common stock. Each Series A-1 Exchange Notice must specify the number of Series A-1 Preferred Units to be exchanged and the proposed Series A-1 Exchange Date.

“Series A-1 Issuance Date” means June 23, 2011.

“Series A-1 Junior Units” has the meaning set forth in Section 18.3(c)(i).

“Series A-1 Parity Preferred Units” has the meaning set forth in Section 18.1.

“Series A-1 Preferred Partners” mean the holders of Series A-1 Preferred Units set forth on Exhibit A hereto, as it may be amended from time to time, and their respective successors and permitted assigns.

“Series A-1 Preferred Units” has the meaning set forth therefor in Section 18.2 hereof.

“Series A-1 Preferred Unit Distribution Payment Date” has the meaning set forth in Section 18.3(a)(ii).

“Series A-1 Priority Return” has the meaning set forth in Section 18.1.

“Series A-3 Exchange Date” shall mean the date specified in a Series A-3 Exchange Notice on which the holder of Series A-3 Preferred Units proposes to exchange Series A-3 Preferred Units for shares of the General Partner’s common stock; provided, however, that the proposed Series A-3 Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series A-3 Exchange Notice is delivered.

“Series A-3 Exchange Notice” shall mean a written notice delivered by a holder of Series A-3 Preferred Units to the General Partner of such holder’s election to exchange Series A-3 Preferred Units for shares of the General Partner’s common stock. Each Series A-3 Exchange Notice must specify the number of Series A-3 Preferred Units to be exchanged and the proposed Series A-3 Exchange Date.

“Series A-3 Issue Price” has the meaning set forth in Section 20.1.

“Series A-3 Issuance Date” means February 8, 2013.

“Series A-3 Parity Preferred Units” has the meaning set forth in Section 20.1.

“Series A-3 Preferred Partners” means the holders of Series A-3 Preferred Units set forth on Exhibit A hereto, as it may be amended from time to time, and their respective successors and permitted assigns.

“Series A-3 Preferred Units” has the meaning set forth in Section 20.2.

“Series A-3 Preferred Unit Distribution Payment Date” has the meaning set forth in Section 20.3.

“Series A-3 Preferred Unit Distribution Period” means the period from and including the Series A-3 Issuance Date to, but excluding, the first Series A-3 Preferred Unit Distribution Payment Date, and each subsequent period from and including a Series A-3 Preferred Unit Distribution Payment Date to, but excluding, the next succeeding Series A-3 Preferred Unit Distribution Payment Date.

“Series A-3 Priority Return” has the meaning set forth in Section 20.1.

“Series A-4 Articles Supplementary” shall mean the Articles Supplementary of the General Partner in connection with its REIT Series A-4 Preferred Shares, as filed with the Maryland Department of Assessments and Taxation.

“Series A-4 Exchange Date” shall mean the date specified in a Series A-4 Exchange Notice on which the holder of Series A-4 Preferred Units or the Partnership, as applicable, proposes to exchange Series A-4 Preferred Units for Common OP Units or REIT Shares; provided, however, that the proposed Series A-4 Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series A-4 Exchange Notice is delivered.

“Series A-4 Exchange Notice” shall mean a written notice delivered by: (i) a holder of Series A-4 Preferred Units to the General Partner of such holder’s election to exchange Series A-4 Preferred Units for Common OP Units or REIT Shares, or (ii) the Partnership to the Series A-4 Preferred Partners causing the exchange of Series A-4 Preferred Units for Common OP Units. Each Series A-4 Exchange Notice must specify the number of Series A-4 Preferred Units to be exchanged and the proposed Series A-4 Exchange Date.

“Series A-4 Exchange Price” shall mean $56.25 as such price is adjusted in accordance with Section 21.9.

“Series A-4 Issuance Date” shall mean November 26, 2014.

“Series A-4 Parity Preferred Units” shall have the meaning set forth therefor in Section 21.1 hereof.

“Series A-4 Preferred Partners” shall mean the holders of Series A-4 Preferred Units set forth on Exhibit A hereto, as it may be amended from time to time, and their respective successors and permitted assigns.

“Series A-4 Preferred Unit Distribution Payment Date” shall have the meaning set forth therefor in Section 21.3(a) hereof.

“Series A-4 Preferred Unit Distribution Period” shall mean the period from and including the Series A-4 Issuance Date to, but excluding, the first Series A-4 Preferred Unit Distribution Payment Date, and each subsequent period from and including a Series A-4 Preferred Unit Distribution Payment Date to, but excluding, the next succeeding Series A-4 Preferred Unit Distribution Payment Date.

“Series A-4 Preferred Units” shall have the meaning set forth therefor in Section 21.2 hereof.

“Series A-4 Priority Return” shall have the meaning set forth therefor in Section 21.1 hereof.

“Series C Exchange Date” shall mean the date specified in a Series C Exchange Notice on which the holder of Series C Preferred Units proposes to exchange Series C Preferred Units for shares of the General

Partner’s common stock; provided, however, that the proposed Series C Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series C Exchange Notice is delivered.

“Series C Exchange Notice” shall mean a written notice delivered by a holder of Series C Preferred Units to the General Partner of such holder’s election to exchange Series C Preferred Units for shares of the General Partner’s common stock. Each Series C Exchange Notice must specify the number of Series C Preferred Units to be exchanged and the proposed Series C Exchange Date.

“Series C Issuance Date” shall mean April 1, 2015.

“Series C Preferred Partners” shall mean the holders of Series C Preferred Units set forth on Exhibit A hereto, as it may be amended from time to time, and their respective successors and permitted assigns.

“Series C Preferred Units” shall have the meaning set forth therefor in Section 22.2 hereof.

“Series C Priority Return” shall have the meaning set forth therefor in Section 22.1 hereof.

“Series D Exchange Date” shall mean the date specified in a Series D Exchange Notice on which the holder of Series D Preferred Units proposes to exchange Series D Preferred Units for shares of the General Partner’s common stock; provided, however, that the proposed Series D Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series D Exchange Notice is delivered.

“Series D Exchange Notice” shall mean a written notice delivered by a holder of Series D Preferred Units to the General Partner of such holder’s election to exchange Series D Preferred Units for shares of the General Partner’s common stock. Each Series D Exchange Notice must specify the number of Series D Preferred Units to be exchanged and the proposed Series D Exchange Date.

“Series D Issuance Date” shall mean January 31, 2019.

“Series D Parity Preferred Units” shall have the meaning set forth in Section 23.1 hereof.

“Series D Preferred Partners” shall mean the holders of Series D Preferred Units set forth on Exhibit A hereto, as it may be amended from time to time, and their respective successors and permitted assigns.

“Series D Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 23.3(a)(ii) hereof.

“Series D Preferred Unit Distribution Period” shall mean the period from and including the Series D Issuance Date to, but excluding, the first Series D Preferred Unit Distribution Payment Date, and each subsequent period from and including a Series D Preferred Unit Distribution Payment Date to, but excluding, the next succeeding Series D Preferred Unit Distribution Payment Date.

“Series D Preferred Units” shall have the meaning set forth in Section 23.2 hereof.

“Series D Priority Return” shall have the meaning set forth in Section 23.1 hereof.

“Series D Redemption Price” shall have the meaning set forth in Section 23.10(a) hereof.

“Tax Representative” means the General Partner, who shall have all of the powers and duties granted a partnership representative as set forth in Section 6223(a) of the Code and the Treasury Regulations thereunder.

“Taxable Year” means the Partnership’s annual accounting period for federal income tax purposes, as established by the General Partner.

“Transaction” shall have the meaning set forth therefor in Section 21.9(b) hereof.

“Transfer” means any direct or indirect transfer, assignment, conversion or exchange (including rights under Sections 4.6, 16.2, 18.7, 20.8, 21.8, 22.8, 23.8 and similar provisions applicable to any class or series of OP Units issued after the date of this Agreement), conveyance or alienation of, or succession to, any legal or beneficial interest or rights in the subject matter thereof, whether voluntary, involuntary or by operation of law, including a sale, exchange, gift, contribution, pledge or granting of a security interest, or the act of entering into a pooling or sharing agreement. The parties to any such transaction are referred to as the “transferor” and “transferee”, respectively.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“Voting Preferred” shall have the meaning set forth therefor in Section 21.6(c) hereof.

Article 2.
ORGANIZATIONAL MATTERS
Section 2.1    Organization.
The Partnership is presently existing under the provisions of the Michigan Revised Uniform Limited Partnership Act, as it may be amended from time to time (the “Partnership Act”) and shall continue pursuant to the provisions of this Agreement.
Section 2.2    Name.
The name of the Partnership is Sun Communities Operating Limited Partnership.
Section 2.3    Office.
The office of the Partnership is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, Attn: Chief Executive Officer, Fax: (248) 208-2645, Email: gshiffman@suncommunities.com or such other place as the General Partner may determine from time to time.
Section 2.4    Term.
(a)    The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Department.
(b)    The term of the Partnership shall end, and the Partnership shall be terminated, solely on the first to occur of the following:

(i)    December 31, 2043;
(ii)    120 days after the sale or other disposition of substantially all of the Partnership’s operating assets and the distribution by the Partnership of the net proceeds thereof and all remaining Partnership property; or
(iii)    An event of withdrawal of the General Partner unless within 90 days thereafter all the Partners elect to reconstitute and continue the Partnership with a successor General Partner.
None of the following shall cause a termination of the Partnership: the retirement, dissolution or insolvency of a Limited Partner, the substitution of a General or Limited Partner, or the admission of a new General or Limited Partner.
Article 3.
PURPOSE
Section 3.1    Purpose and Business.
The Partnership is organized for the purpose of investing in real property by acquiring, owning and operating manufactured housing and/or recreational vehicle communities and related properties and assets; acquiring interests in other entities which own and operate such properties; conducting businesses related to, associated with or augmenting the Partnership’s business of operating manufactured housing and/or recreational vehicle communities, and owing interests in other entities which conduct such businesses; holding its assets for investment, income and appreciation and selling or otherwise disposing of the same; and doing all things incidental thereto. Notwithstanding anything to the contrary in this Agreement, the Partnership may only engage in those activities which could be conducted by a REIT, within the meaning of Section 856 of the Code.
Section 3.2    Partnership Only for Purposes Specified.
The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.
Section 3.3    Representations and Warranties by the Parties.
The Partners represent to each other and to the Partnership that they are holding their respective interests in the Partnership for their own personal accounts, and without a view to transferring or distributing their interests.
Article 4.
OP UNITS; PARTNERS; CAPITAL

Section 4.1    OP Units.
The Partners’ interests in the Partnership are expressed in terms of OP Units and each Partner has been issued OP Units corresponding to the agreed value of its capital contribution. OP Units consist of Common OP Units, Preferred OP Units, Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units and any other class or series of OP Units issued after the date of this Agreement.
Section 4.2    Common OP Units.
The holders of the Common OP Units shall be entitled to receive distributions in accordance with Article 7, after payment of all accrued (i) Preferred Dividends, (ii) Series A-1 Priority Return, (iii) Series A-3 Priority Return, (iv) Series A-4 Priority Return, (v) Series C Priority Return, (vi) Series D Priority Return, and (vii) all distributions with respect to other OP Units (now existing or hereafter arising) the terms of which specifically provide that such OP Units rank senior to the Common OP Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership. No distribution shall be made in respect of Common OP Units while any accrued (i) Preferred Dividends, (ii) Series A-1 Priority Return, (iii) Series A-3 Priority Return, (iv) Series A-4 Priority Return, (v) Series C Priority Return, (vi) Series D Priority Return, or (vii) distributions with respect to other OP Units (now existing or hereafter arising) the terms of which specifically provide that such OP Units rank senior to the Common OP Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership, remains unpaid unless all such unpaid amounts are paid simultaneously with such distribution.
Section 4.3    Partners.
The names and addresses of the Partners, and their respective OP Units, are set forth in Exhibit A, which shall be adjusted from time to time by the General Partner to the extent necessary to accurately reflect exchanges, redemptions, capital contributions, the issuance of additional OP Units or similar events having an effect on a Partner’s ownership of OP Units. Additional OP Units may be issued from time to time as permitted by this Agreement.
Section 4.4    Capital Contributions of the Partners.
(a)    The General Partner has contributed to the capital of the Partnership an amount of cash equal to the number of OP Units issued to the General Partner multiplied by the Issue Price of such OP Units, and shall contribute certain other items of personal property.
(b)    The Limited Partners have made or shall make the capital contributions to the Partnership provided for in the respective Contribution Agreements to which they are parties.
(c)    The Partners shall not be required to make any additional capital contributions to the Partnership, except that the General Partner shall apply the proceeds realized from the sale of stock or securities issued by it (net of offering expenses) to the purchase of additional OP Units in accordance with this Agreement.
Section 4.5    Issuance of OP Units.
(a)    The General Partner may cause the Partnership to issue additional OP Units for value from time to time (i) to existing Partners (including itself), (ii) to new Partners, or (iii) to itself in connection with the issuance of additional stock or securities by it, at the Issue Price set forth in Section 4.5(b) below. The Issue Price shall be paid to the Partnership in cash, or in such other form as may be acceptable to the General Partner; provided, however, that if the General Partner issues shares of stock to its employees pursuant to any stock option, restricted stock or other employee benefit plan, the Issue Price of the OP Units purchased as a consequence thereof shall be paid in cash or property only to the extent of the cash or property received by the General Partner in exchange for such stock, and the Partnership shall be deemed to have received other value equal to the remainder of the Issue Price.
(b)    Upon execution of this Agreement, the General Partner’s interest in the Partnership comprises substantially all of its assets, the number of Common OP Units held by the General Partner equals the number of shares of its outstanding common stock. It is expected that this circumstance will continue to exist, since the General Partner intends to distribute substantially all of its income on a current basis and has agreed to apply the net proceeds of the sale of additional stock or securities to the purchase of additional OP Units. The Issue Price shall be determined as follows:
(i)     If the Issue Price of an OP Unit is specified in a Contribution Agreement or specifically set forth in this Agreement, the Issue Price shall be as so specified.
(ii)    If the Issue Price of an OP Unit is not specified in a Contribution Agreement or specifically set forth in this Agreement, then the Issue Price shall be the market value of one share of the General Partner’s common stock, which shall be:
(A)    Subject to sub-section (B) below, the market value shall be the average of the last reported sale price per share of the General Partner’s common stock on the New York Stock Exchange, or if there is no reported sale the mean between the last reported bid and asked price, on each of the most recent ten (10) trading days preceding the date of issuance of the OP Units, as reported in the Wall Street Journal (Midwest Edition) or another reputable publication or reporting service selected by the General Partner; or
(B)    If the General Partner issues additional shares of its common stock and applies all the proceeds thereof (net of offering expenses) to the purchase of additional OP Units, the per-share market value of the General Partner’s Common Stock shall be the per-share net proceeds realized by the General Partner upon such issuance.
Section 4.6    Exchange of Common OP Units.
(a)    The General Partner hereby grants to each Limited Partner the right to exchange any or all of the Common OP Units held by such Limited Partner for shares of the General Partner’s common stock. Each Common OP Unit shall be exchangeable for one (1) share of the General Partner’s common stock. Such right may be exercised by a Limited Partner at any time and from time to time upon not less than ten (10) days prior written notice to the General Partner, subject to Sections 4.6(d) and 11.3. The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued shares of common stock to permit the exchange of all the Limited Partners’ Common OP Units pursuant to this Section 4.6.
(b)    Notwithstanding Section 4.6(a), upon tender of any Common OP Units pursuant to that Section:
(i)    The General Partner may issue cash in lieu of fractional shares.

(ii)    Upon tender of any Common OP Units to the General Partner for exchange into shares of the General Partner’s common stock pursuant to this Section, instead of issuing the requisite number of shares of common stock to the exchanging holder of Common OP Units, the Partnership may elect to make a cash payment to the exchanging holder of Common OP Units in an amount equal to the product of (i) the Common Stock Fair Market Value determined as of the date the Common OP Units would otherwise have been exchanged, and (ii) the number of shares of the General Partner’s common stock that would have been otherwise issued to the exchanging holder of Common OP Units, for any reason or no reason, including to the extent necessary to prevent the recipient from violating the Ownership Limitations of Section 2 of Article VII of the Charter, or corresponding provisions of any amendment or restatement thereof.
(c)    No Limited Partner shall be deemed to be a shareholder of or have any other interest in the General Partner, by virtue of being the holder of one or more OP Units.
(d)    Notwithstanding Section 4.6(a), a Limited Partner shall not have the right to exchange Common OP Units for the General Partner’s common stock if, in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a REIT as a result of such exchange. In the event of any such occurrence, the General Partner shall purchase such Limited Partner’s Common OP Units for cash in an amount equal to the Issue Price of a Common OP Unit on the date on which the exchange would otherwise occur.
Section 4.7    Adjustment of OP Units.
Notwithstanding the foregoing provisions of this Article 4:
(a)    Subject to Section 4.7(b), if the number of outstanding shares of the General Partner’s common stock is changed by reason of any stock dividend, split or combination, or any recapitalization, merger, consolidation, combination, exchange of shares or other similar capital change, the number of OP Units held by all the Partners shall be proportionately adjusted so that the number of Common OP Units held by the General Partner equals the number of shares of its outstanding common stock, and the number of OP Units held by the Limited Partners shall bear the same relation to the number of shares held by the General Partner after such capital change as the number of OP Units held by the Limited Partners bore to the number of shares held by the General Partner before such capital change.
(b)    If any stock or securities of the General Partner should be outstanding at any time, other than the existing class of common stock, then the provisions of Sections 4.5, 4.6 and 4.7(a) shall be applied with reference to all the General Partner’s stock and securities in such equitable manner as the General Partner may determine, in order to reflect the fact that the value of the OP Units held by the General Partner is equal to the aggregate value of the General Partner’s outstanding stock and securities.
Section 4.8    Withdrawals.
No Partner shall be entitled to withdraw any portion of its Capital Account, except by way of distributions pursuant to the provisions of this Agreement.
Section 4.9    Borrowings.

The Partnership may borrow sums for any purpose which the General Partner deems beneficial to the Partnership or the Partners from any source, including a Partner, upon such terms as the General Partner deems appropriate.
Article 5.
CAPITAL ACCOUNTS
Section 5.1    Partners’ Capital Accounts.
The Partnership shall establish and maintain a separate capital account for each Partner according to the rules of Treasury Regulation Section 1.704‑1(b)(2)(iv) (a “Capital Account”).
Section 5.2    Computation of Profits and Losses.
For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be allocated pursuant to Article 6 and to be reflected in the Capital Accounts, “Profits” and “Losses” means, for each Taxable Year, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Section 703(a) of the Code (including all items required to be stated separately) with the following adjustments:
(a)    The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704‑1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
(b)    If the Book Value of any Partnership property is adjusted pursuant to clause (b) of the definition of “Book Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
(c)    Items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
(d)    Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704‑1(b)(2)(iv)(g).
(e)    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section  1.704‑1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
(f)    Items of income, gain, loss and deduction of the Partnership shall be computed as if the Partnership had sold any property distributed to a Partner on the date of such distribution at a price equal to its fair market value at that date.

Article 6.
ALLOCATIONS
Section 6.1    General Allocations.
(a)    Subject to Section 6.2 and 12.2(a), Profits for any Taxable Year shall be allocated in the following order and priority:
(i)    First, to the General Partner, to the extent that Losses previously allocated to the General Partner pursuant to Section 6.1(b)(iii) below for all prior Taxable Years or other applicable periods exceed Profits previously allocated to the General Partner pursuant to this Section 6.1(a)(i) for all prior Taxable Years or other applicable periods;
(ii)    Second, to the Partners, to the extent that Losses previously allocated to such Partners pursuant to Section 6.1(b)(ii) below for all prior Taxable Years or other applicable periods exceed Profits previously allocated to such Partners pursuant to this Section 6.1(a)(ii) for all prior Taxable Years or other applicable periods; and
(iii)    Third, to the Partners, pro rata in proportion to the number of OP Units held by each such Partner as of the last day of the period for which such allocation is being made; provided, however, that the Profits allocated to any Preferred OP Units, Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, and Series D Preferred Units pursuant to this Section 6.1(a)(iii) for any calendar year shall not exceed the amount of Preferred Dividends, Series A-1 Priority Return, Series A-3 Priority Return, Series A-4 Priority Return, Series C Priority Return, and Series D Priority Return, respectively, thereon for that calendar year, and any such excess Profits remaining after the application of such limitation shall be allocated to the holders of the Common OP Units, pro rata.
(b)    Subject to Section 6.2 and 12.2(a), Losses for any Taxable Year shall be allocated in the following order and priority:
(i)    First, to each Partner (including the General Partner) who previously was allocated Profits pursuant to Section 6.1(a)(iii), in proportion to the amount of such Profits, until the cumulative amount of Losses so allocated are equal to the cumulative Profits allocated to such Partners for all prior periods;
(ii)    Second, to each Partner (including the General Partner) in proportion to their share of outstanding OP Units, up to an amount which would cause each such Partner to have an Adjusted Capital Account Deficit; and
(iii)    Third, to the General Partner.
Section 6.2    Special Allocations.
(a)    Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704‑2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704‑2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704‑2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Partners in the amounts and of such character as determined according to

Treasury Regulation Section 1.704‑2(i)(4). This Section 6.2(a) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704‑2(i)(4) and shall be interpreted in a manner consistent therewith.
(b)    Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704‑2(b)(1)) for any Taxable Year shall be allocated to each Partner ratably among such Partners based upon their respective holdings of OP Units. If there is a net decrease in the Minimum Gain during any Taxable Year, each Partner shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704‑2(f). This Section 6.2(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704‑2(f), and shall be interpreted in a manner consistent therewith.
(c)    If any Partner that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 6.2(a) and 6.2(b) but before the application of any other provision of this Article 6, then Profits for such Taxable Year shall be allocated to such Partner in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 6.2(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(d)    Losses shall not be allocated to a Partner if such allocation of Losses would cause the Partner to have an Adjusted Capital Account Deficit. Losses that cannot be allocated to a Partner shall be allocated to the other Partners; provided, however, that, if no Partner may be allocated Losses due to the limitations of this Section 6.2(d), Losses shall be allocated to the General Partner.
(e)    The allocations set forth in Sections 6.2(a) through 6.2(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704‑1(b) and 1.704‑2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profit and Loss of the Partnership or make distributions. Accordingly, notwithstanding the other provisions of this Article 6, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Partners to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Partners anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such Partner is zero. In addition, if in any Taxable Year there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 6.2(a) or Section 6.2(b) would cause a distortion in the economic arrangement among the Partners, the General Partner may, if it does not expect that the Partnership will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.
(f)    If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 83, 482, 483, 1272‑1274 or 7872 or any similar provision now or hereafter in effect, and the General Partner determines that any corresponding Profit or Loss of the Partnership should be allocated to the Partners who recognized such item in order to reflect the Partners’ economic interests in the Partnership, then the Partnership may so allocate such Profit or Loss.
Section 6.3    Tax Allocations.
(a)    Except as provided in Sections 6.3(b), (c) and (d), the income, gains, losses, deductions and credits of the Partnership will be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts; except that, if any such allocation is not permitted by the Code or other applicable law, the Partnership’s subsequent income, gains, losses, deductions and credits will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)    Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value. In making allocations pursuant to this Section 6.3(b), the General Partner shall apply, in its sole discretion, any method that may be permitted under Treasury Regulations Section 1.704-3.
(c)    If the Book Value of any Partnership asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704‑1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).
(d)    Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treasury Regulation Section 1.704‑1(b)(4)(ii).
(e)    Allocations pursuant to this Section 6.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, distributions or other Partnership items pursuant to any provision of this Agreement.
Article 7.
DISTRIBUTIONS
Section 7.1    Distributions by the Partnership.
The Partnership shall distribute to the Partners from time to time such cash as the General Partner determines to be available for distribution and not to be required to provide for the Partnership’s cash needs, including reasonable reserves for contingencies and provision for redemption of OP Units. Distributions may be made from any source and regardless of whether the same constitutes a return of part or all of the Partners’ capital contributions. The General Partner shall make such determination in the exercise of its reasonable business judgment. Subject to the provisions of Section 12.2, all distributions shall be made as follows:

(a)    Distributions in respect of OP Units (other than Common OP Units) shall be made at the times, in the amounts and in the priority provided in this Agreement, including, without limitation, Sections 16.1, 18.3, 20.3, 21.3, 22.3 and 23.3 of this Agreement.
(b)    All remaining distributions shall be made to the Partners in proportion to their respective Common OP Units on record dates established by the General Partner for each distribution; provided, however, that the distribution as of any record date in respect of a Common OP Unit issued after the prior record date shall be a prorated portion of the full distribution, based on the proportion of the interval between record dates that the Common OP Unit was outstanding.
Section 7.2    Withholding.
If the General Partner is required to withhold and remit any federal, state, foreign or local income taxes levied on all or part of a Partner’s allocable share of distributions or net income and gains, such withholding by the Partnership shall be treated as a distribution to the Partner for whom such withholding is made and shall proportionately reduce the amount of distributions to be paid directly to such Partner.
Section 7.3    Requirement of Distributions by the General Partner.
The Limited Partners acknowledge that the General Partner is required to distribute to its shareholders a specified percentage of its share of the Partnership’s taxable income for federal income tax purposes, in order to maintain its status as a REIT under the Code. If the Partnership does not have sufficient funds on hand to fund a distribution to the Partners which will provide the General Partner with sufficient funds to make the required distribution to its shareholders in a timely manner, as estimated by the General Partner, the General Partner may cause the Partnership to take such action as it deems appropriate in order to raise the necessary funds, including (but not limited to) borrowing money and disposing of assets, which funds shall be distributed as provided in Section 7.1(b).
Article 8.
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 8.1    Management.
(a)    Subject to the other provisions of this Article 8, the General Partner shall manage and have complete control over the conduct of Partnership affairs, shall have full power to act for and to bind the Partnership to the extent provided by applicable law, and shall have the authority, on behalf of the Partnership, to do all things appropriate to the accomplishment of the purposes of the Partnership, including (but not limited to):
(i)    filing the Certificate of Limited Partnership with the Department and any amendments thereto which it may deem appropriate in order to reflect any action by the Partnership or the Partners which has been taken as permitted by this Agreement;
(ii)    managing, operating and leasing the properties owned by the Partnership and conducting any business activities associated therewith;
(iii)    acquiring, holding and selling or otherwise disposing of real and personal property;

(iv)    organizing and acquiring an interest in corporations, partnerships or other entities which own manufactured housing and/or recreational vehicle properties and related assets directly or through one or more other entities and exercising all rights and powers, and performing all obligations, incident thereto;
(v)    obtaining financing and refinancing and borrowing money for Partnership purposes, guaranteeing the obligations of entities in which the Partnership has an interest, giving security for such borrowings and guaranties, and mortgaging or granting a security interest in any Partnership property;
(vi)    employing managers, leasing representatives, maintenance personnel, consultants, attorneys, accountants and other employees, independent contractors and agents;
(vii)    investing and reinvesting Partnership funds;
(viii)    executing contracts, leases, notes, mortgages, security agreements, loan documents, deeds and other writings, upon such terms as it deems appropriate;
(ix)    in general, managing the business and affairs of the Partnership; and
(x)    doing such other acts as may facilitate the General Partner’s exercise of its powers hereunder or as the General Partner may deem appropriate to the accomplishment of the purposes of the Partnership.
(b)    Every contract, note, mortgage, lease, deed or other instrument executed by the General Partner appearing to be such from the Certificate of Limited Partnership, shall be conclusive evidence that at the time of execution, this Partnership was then in existence, that this Agreement had not theretofore been terminated or amended in any manner not disclosed in the Certificate of Limited Partnership and that the execution and delivery of such instrument was duly authorized by the Partners.
Section 8.2    Self‑Dealing.
Any Partner and any affiliate of a Partner may deal with the Partnership, directly or indirectly, as vendor, purchaser, employee, agent or otherwise; provided, however, that the terms of such arrangement are not less favorable to the Partnership than independent third party arrangements. No contract or other act of the Partnership shall be voidable or affected in any manner by the fact that a Partner or its affiliate is directly or indirectly interested in such contract or other act apart from its interest as a Partner, nor shall any Partner or its affiliate be accountable to the Partnership or the other Partners in respect of any profits directly or indirectly realized by him by reason of such contract or other act, and such interested Partner shall be eligible to vote or take any other action as a Partner in respect of such contract or other act as it would be entitled were it or its affiliate not interested therein.
Section 8.3    Services; Compensation.
The General Partner shall receive no compensation for acting as General Partner, but it or its affiliates may receive reasonable and competitive compensation for any specific services rendered to the Partnership and may be reimbursed for any Partnership expenses paid or advanced by them.
Section 8.4    Limitation of General Partner’s Liability.

(a)    The General Partner and its directors and officers shall have no liability to the Partnership or to any Partner for any act or omission, except for its own fraud, intentional breach of fiduciary duty of this Agreement, or gross negligence.
(b)    The Partnership (i) shall indemnify the General Partner (including in its capacity as Tax Representative) and its directors and officers against any losses, judgments, liabilities, expenses and amounts paid in settlement of claims, which are incurred or paid in connection with the Partnership or its business or affairs, unless the same results from the fraud, intentional breach of fiduciary duty of this Agreement, or gross negligence of the party claiming indemnification, and (ii) shall pay or reimburse the General Partner for any reimbursement obligation relating to the Partnership or its business or affairs, which is owed by the General Partner to its directors, officers or employees pursuant to its Charter or By-Laws or by contract. The provisions of this Section 8.4(b) are in addition to any other right of indemnification which any party may otherwise have.
(c)    The General Partner shall not be personally liable to return any Limited Partner’s capital contribution.
Section 8.5    Tax Representative.
(a)    The General Partner is specifically authorized to act as the Tax Representative and shall have the authority, without any further consent of the Limited Partners, to exercise all rights and responsibilities conferred under Sections 6221-6234 of the Code, including, without limitation: (i) exclusively handling all audits and other administrative proceedings conducted by the IRS with respect to the Partnership; (ii) extending the statute of limitations with respect to the Partnership’s tax returns; (iii) entering into a settlement with the IRS with respect to the Partnership’s partnership items; (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment; and (v) making the “push-out” election under Code Section 6226 to cause any adjustments to be taken into account at the partner level. The Tax Representative shall be authorized to hire counsel or other competent professionals to assist in the conduct of any audit or legal proceeding. Any expenses incurred by the Tax Representative in the conduct of its duties shall be a Partnership expense.
(b)    In the event any adjustment to any item of income, gain, loss, deduction or credit of the Partnership, or any Limited Partner’s distributive share thereof, for a reviewed year that would result in an imputed underpayment of the Partnership under Code Section 6225, each Limited Partner for the reviewed year agrees to timely take all actions requested by the Tax Representative in order to reduce or eliminate the amount of the imputed underpayment. To the extent that the Partnership incurs any liability for tax (including interest and penalties) under Code Section 6225 as the result of any imputed underpayment (or any similar provision of state or local law), the General Partner (i) may treat such as amount as a Partnership expense, or (ii) may allocate such amount among the Limited Partners in an equitable manner as determined by the General Partner in its sole discretion and treat the amount allocated to a Limited Partner as a withholding of tax subject to Section 7.2 of this Agreement.
Section 8.6    Power of Attorney.
Each Limited Partner irrevocably appoints the General Partner and any corporate officer of the General Partner as such Limited Partner’s attorney-in-fact, with full power of substitution, on its behalf and in its stead to execute, swear to and file the Certificate of Limited Partnership, any amendment or cancellation thereof and any other instrument which may be appropriate to effect any action by or on behalf of the Partnership or the Partners which has been taken as provided in this Agreement, including, but not limited to, amending Exhibit A hereto to reflect any changes in the number of OP Units held by such Limited Partner. This power of attorney is coupled with an interest and shall be irrevocable.
Section 8.7    Other Activities of General Partner.
The General Partner shall devote its full time and attention to the affairs of the Partnership and entities in which the Partnership has an interest, and shall not engage in any active business activity other than the business of the Partnership. This provision shall not preclude the General Partner from investing its funds in passive investments. The restrictions of this Section 8.7 shall not apply to any Limited Partner or any director, officer, employee or shareholder of the General Partner, or any of their affiliates, who (subject to any other restrictions which may be applicable to them) shall be free to engage in any business activity, whether or not competitive with the business of the Partnership.
Article 9.
RIGHTS AND OBLIGATIONS OF PARTNERS
Section 9.1    Limited Partners.
The Limited Partners shall be limited partners within the meaning of the Partnership Act. The Limited Partners as such shall not be bound by the obligations of the Partnership and shall not be obligated to make contributions to the Partnership in excess of the amounts provided for in this Agreement. The Limited Partners shall not be entitled to participate in the management and control of the Partnership and shall have no authority to act for or bind the Partnership.
Section 9.2    General Partner.
(a)    The General Partner shall be the sole general partner within the meaning of the Partnership Act. Subject to the other provisions of this Agreement, the General Partner shall have all the rights, powers, liabilities and restrictions of a partner in a partnership without limited partners.
(b)    The General Partner shall not voluntarily withdraw from the Partnership or voluntarily dissolve or terminate its existence, prior to termination of the Partnership. The voluntary dissolution or termination of existence of the General Partner shall be deemed to be a withdrawal from the Partnership in violation of this Agreement. If the General Partner ceases to be a General Partner by reason of the occurrence of an event of withdrawal within the meaning of Section 402 of the Partnership Act, the General Partner shall not be entitled to receive the value of its interest in the Partnership, but it (or its successor in interest) shall receive those allocations and distributions to which it would have been entitled had the event of withdrawal not occurred, whether or not the Partnership is reconstituted and continued as provided in Section 2.4(b)(iii), subject, however, to the provisions of Section 602 of the Partnership Act.
Section 9.3    Additional Partners.
Additional Partners may be admitted to the Partnership from time to time if they acquire additional OP Units issued pursuant to Section 4.5. Assignees of OP Units may be admitted to the Partnership as substitute Partners pursuant to Article 11 of this Agreement.
Article 10.
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 10.1    Records and Accounting.

The General Partner shall keep true and complete books of account and records of all Partnership transactions. The books of account and records shall be kept at the office of the Partnership designated in Section 2.3 of this Agreement. The Partnership shall maintain at such office books of account and records including: (i) a list of names and addresses of all Partners and other investors in the Partnership; (ii) a copy of the Certificate of Limited Partnership together with executed copies of all powers of attorney pursuant to which the Certificate of Limited Partnership has been executed; (iii) copies of the Partnership’s federal, state and local income tax returns and reports for the three most recent years; (iv) copies of the Partnership’s effective Partnership Agreement; and (v) copies of the financial statements of the Partnership for the three most recent years. Such Partnership records shall be available to any Partner or its designated representative during ordinary business hours at the reasonable request and expense of such Partner.
Section 10.2    Copy of Certificate of Limited Partnership.
The General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership to any Partner except upon such Partner’s written request.
Section 10.3    Right to Inspect.
Each Limited Partner or its designated representative may inspect the books and records of the Partnership at any reasonable time for proper purposes.
Section 10.4    Financial Statements.
The Partnership shall provide all Limited Partners with annual balance sheets and income statements. Such balance sheets and income statements need not be audited unless the holders of a majority of the Common OP Units so request, in which event the cost of the audit shall be paid by the Partnership.
Article 11.
TRANSFERABILITY OF INTERESTS
Section 11.1    In General.
Subject to Section 11.3, a Limited Partner may Transfer any part or all of its OP Units, but such Transfer shall not entitle the transferee to be substituted as a Partner, and the transferor shall remain a Partner and shall remain liable to the Partnership and the Partners as if such Transfer had not occurred. The General Partner may not Transfer its OP Units.
Section 11.2    Rights of Transferees.
A transferee of OP Units shall not be admitted as a General Partner unless the holders of a majority of the Common OP Units consent in writing. A transferee shall not be admitted as a Limited Partner unless the General Partner consents in writing. If the General Partner does consent, then the transferor shall no longer be treated as a Partner. Any such consent may be given or withheld at the sole discretion of those Partners whose consent is required. As a condition of such consent, the General Partner may require a substitute Partner to pay the legal and other costs incurred by the Partnership in effecting its admission. A transferee who does not become a substitute Partner shall have no rights hereunder except to receive any allocations and distributions which (but for the Transfer) would have been made to the transferor. No Transfer of OP Units shall be effective with respect to the Partnership until written notice thereof to the Partnership.
Section 11.3    Restrictions on Transfers.

(a)    Notwithstanding the other provisions of this Agreement:
(i)    No Partner shall Transfer any OP Units unless the transferee agrees, in a writing delivered to and enforceable by the Partnership, to be bound by the provisions of this Agreement as if it were a Partner.
(ii)    No Partner shall Transfer any OP Units without the prior written consent of the General Partner if the effect of the Transfer would be to terminate the Partnership within the meaning of Section 708(b) of the Code.
(iii)    No Partner shall Transfer any OP Units if such Transfer would violate any applicable state or federal securities law.
(iv)    No Partner shall Transfer any OP Units without an opinion of counsel in form and substance satisfactory to counsel for the Partnership that registration is not required under the Securities Act of 1933, as amended, or any applicable state securities law, unless the General Partner in its sole discretion waives such requirement.
(v)    No Partner shall Transfer its interest in the Partnership if the Transfer could, in the sole and absolute discretion of the General Partner, be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such Transfer could cause the Partnership to become a “Publicly Traded Partnership” as such term is defined in Sections 469(k) or 7704(b) of the Code. Upon written confirmation from any Partner whose request to Transfer its interest in the Partnership is restricted by the preceding sentence, the General Partner shall use its commercially reasonable efforts to effectuate the Transfer requested by such Partner as soon as practicable after the restrictions in the preceding sentence are no longer applicable.
(b)    The Partners acknowledge that the OP Units have not been registered under any state or federal securities laws or regulations and agree that such interests will not be transferred without registration under such laws or regulations or exemption therefrom.
Article 12.
LIQUIDATION
Section 12.1    Liquidation of Partnership.
(a)    Upon termination of the Partnership, the General Partner shall conclude the affairs of the Partnership. If there is no General Partner, the Partnership affairs shall be concluded by a trustee selected in writing by the holders of a majority of the Common OP Units. The assets of the Partnership may be liquidated or distributed in kind, as determined by the General Partner or the trustee, and the same shall be applied as provided in Article 7, subject, however, to the provisions of Section 12.2.
(b)    To the extent that Partnership assets cannot either be sold without undue loss or be readily divided for distribution in kind to the Partners, then the Partnership may, as determined by the General Partner or Trustee, convey those assets to a trust or other suitable holding entity established for the benefit of the Partners in order to permit the assets to be sold without undue loss and the proceeds thereof distributed to the Partners at a future date. The legal form of the holding entity, the identity of the trustee or other fiduciary, and the terms of its governing instrument shall be determined by the General Partner, or if there is no General Partner, by the holders of a majority of the Common OP Units.
(c)    If any Partnership assets are sold on an installment basis, any principal or interest distributable by the Partnership from such sale shall be distributed to the Partners as if undivided interests in the instrument evidencing such installment obligation had been distributed to the Partners in kind, as provided in Section 12.1(b) above.
Section 12.2    Liquidating Distributions; Restoration of Capital Account Deficits.
Upon the liquidation of the Partnership or any Partner’s interest in the Partnership, within the meaning of the Treasury Regulations:
(a)    The Capital Accounts of the holders of the OP Units shall be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Partnership’s property, which has not previously been reflected in the Partners’ Capital Accounts, would be allocated among the Partners if there were a taxable disposition of such property at fair market value on the date of distribution. Any resulting increase in the Partners’ Capital Accounts shall be allocated, subject to Section 6.2: (i) first to the holders of the Preferred OP Units, Series A-1 Preferred Units and Series A-4 Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Issue Prices of their respective OP Units plus accrued and unpaid Preferred Dividends, Series A-1 Priority Return and Series A-4 Priority Return, as the case may be, thereon; (ii) second to the holders of the Series C Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series C Issue Price plus accrued and unpaid Series C Priority Return thereon; (iii) third to the holders of the Series D Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series D Issue Price plus accrued and unpaid Series D Priority Return thereon; (iv) fourth to the holders of the Series A-3 Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series A‑3 Issue Price plus accrued and unpaid Series A-3 Priority Return thereon; and (v) fifth (if any) to the Common OP Units. Any resulting decrease in the Partners’ Capital Accounts shall be allocated, subject to Section 6.2: (i) first to the holders of Common OP Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (ii) second, to the holders of Series A-3 Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (iii) third, to the holders of Series D Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (iv) fourth, to the holders of Series C Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (v) fifth, to the holders of Preferred OP Units, Series A-1 Preferred Units and Series A-4 Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; and (vi) sixth, to the General Partner.
(b)    After giving effect to the allocations in Section 12.2(a), liquidating distributions shall be made in accordance with the positive Capital Account balances of the Partners.
(c)    If the General Partner has a deficit balance in its Capital Account following the liquidation of the Partnership or its interest in the Partnership, as determined after taking into account all Capital Account adjustments for the current year (other than those made pursuant to this Section 12.2), the General Partner shall be unconditionally obligated to restore the amount of such deficit balance to the Partnership within 90 days after the date of such liquidation, or by the end of the Partnership’s taxable year in which the liquidation occurs, whichever is later. The amount restored shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances.

No Limited Partner shall be obligated to restore a deficit in its Capital Account upon liquidation of the Partnership or its interest in the Partnership, although this sentence shall not be construed as limiting a Limited Partner’s obligation to make capital contributions as provided elsewhere in this Agreement.
Article 13.
AMENDMENTS
This Agreement may be amended by the holders of a majority of the Common OP Units. In addition, Exhibit A may be amended from time to time by the General Partner to reflect the issuance, redemption or Transfer of OP Units or any other change in the Partners or the OP Units. Any amendment made pursuant to this Article 13 may be made effective as of any prospective date.
Article 14.
MISCELLANEOUS PROVISIONS
Section 14.1    Bank Accounts and Investment of Funds.
All funds of the Partnership shall be deposited in its name in such checking accounts, savings accounts, time deposits, or certificates of deposit or shall be invested in such other manner, as shall be designated by the General Partner from time to time. Withdrawals shall be made upon such signature or signatures as the General Partner may designate.
Section 14.2    Accounting Decisions.
All decisions as to accounting matters shall be made by the General Partner in accordance with the accounting principles provided for in this Agreement, consistently applied. Such decisions shall be acceptable to the accountants or attorneys retained by the Partnership, and the General Partner may rely upon the advice of the accountants or attorneys as to whether such decisions are in accordance with such accounting principles.
Section 14.3    Federal Income Tax Elections.
The Partnership shall make all federal income tax elections in such manner as the General Partner determines to be in the best interest of the Partners upon the advice of the attorneys or accountants retained by the Partnership. The General Partner may elect to compute depreciation and to make other calculations for federal income tax purposes in the same manner as such calculations are made in its financial reports to its shareholders.
Section 14.4    Meetings of Partnership.
The General Partner shall promptly call an informational meeting of all Limited Partners upon request by the holders of 25% or more of the issued and outstanding Common OP Units (on a fully diluted and as converted and exchanged basis) who are unaffiliated with the General Partner or its affiliates.
Section 14.5    Entire Agreement.
This Agreement supersedes the Third Amended and Restated Agreement, and constitutes the entire agreement between the parties with respect to the subject matter hereof and may be modified only as provided herein, except that the provisions of any Subscription Agreement or Contribution Agreement pursuant to which any Limited Partner subscribed for its interest in the Partnership shall continue in full force and effect.

No representations or oral or implied agreements have been made by any party hereto or its agent, and no party hereto relies upon any representation or agreement not set forth herein.
Section 14.6    Notices, Etc.
Any notice, writing, or other matter, and any distribution, to be delivered hereunder shall be deemed delivered when deposited in the United States mail with postage prepaid and addressed to the Partnership at the Partnership’s principal offices, to a Partner at its address as set forth in Exhibit A and to a transferee of a Partner at its address as set forth in the notice of transfer; provided, that a person may change its address by written notice to the Partnership.
Section 14.7    Consent of Limited Partners.
Various provisions of this Agreement require or permit the consent, agreement, approval or disapproval, written or otherwise, of the Limited Partners. In any such case, the General Partner shall give all Limited Partners written notice of the action, event or agreement, and if such notice expressly so states, then if the Limited Partner does not indicate its disapproval by written notice to the General Partner within the period of time (not less than 15 days after mailing of the notice) specified in the notice, such Partner shall be deemed to have given its written consent, approval or agreement.
Section 14.8    Further Execution.
Upon request of the General Partner from time to time, the Partners shall execute and swear to or acknowledge any amended Certificate of Limited Partnership and any other writing which may be required by any rule or law or which may be appropriate to the effecting of any action by or on behalf of the Partnership or the Partners which has been taken in accordance with the provisions of this Agreement.
Section 14.9    Submission to Michigan Jurisdiction.
During such time as any Limited Partner is not domiciled within the State of Michigan, such Limited Partner irrevocably designates the General Partner as its agent to accept service of process in any action or proceeding brought by the Partnership or any party to this Agreement (but not any third party unless such Limited Partner is impleaded by the Partnership or a party to this Agreement) against the Limited Partner and arising out of this Agreement or any breach thereof. The above designations shall not be revoked by the act, death or incapacity of any Limited Partner and shall bind such Partner’s heirs, personal representatives, successors and assigns. All Limited Partners consent to the jurisdiction of the courts and administrative agencies of the State of Michigan and its political subdivisions in any action or proceeding.
Section 14.10    Benefits.
This Agreement shall inure to the benefit of and shall bind the parties hereto, their successors and permitted assigns. None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the Partnership or the Partners or any other person not a party to this Agreement.
Section 14.11    Severability.
The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provision of this Agreement or of the same provision in any other respect.

Section 14.12    Captions.
All captions are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions of this Agreement.
Section 14.13    Gender.
As used in this Agreement, the masculine, feminine and neuter gender shall be interchangeable.
Section 14.14    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The General Partner shall have custody of counterparts executed in the aggregate by all Partners.
Section 14.15    Michigan Law to Control.
This Agreement shall be construed and enforced in accordance with Michigan law.
Article 15.
RIGHTS PLAN

In the event the holders of the REIT Shares become entitled to purchase additional shares of common stock at a discount, become entitled to a distribution of such common stock, or become vested with any other rights pursuant to the terms of a rights plan, rights agreement or similar plan or document, each holder of any Unit that may be exchanged for REIT Shares shall be granted rights such that each holder of such Unit receives rights substantially identical to that received by a holder of a share of the REIT Shares pursuant to such agreement, plan or document.
Article 16.
PREFERRED OP UNITS
Section 16.1    Dividends.
The holders of the Preferred OP Units shall be entitled to receive, from funds which the General Partner determines to be available for distribution as provided in Section 7.1, dividends (“Preferred Dividends”) per Preferred OP Unit at the annual rate (the “Annual Preferred Rate”) equal to the 10-year United States Treasury bond yield in effect on January 2nd of such calendar year (as reported by Bloomberg L.P. and its successors or, if Bloomberg L.P. and its successors no longer report such yield, then as reported by any other comparable service that reports such yield) plus 239 basis points; provided, however, that the Annual Preferred Rate shall not be less than 6.5% nor more than 9%. Preferred Dividends for each year shall accrue in equal installments, on each record date for the payment of quarterly distributions to holders of Common OP Units, and shall be paid when such quarterly distributions are paid to Common OP Units holders of record as of the accrual date; provided, however, that:
(a)    if the payment date for distributions to Common OP Unit holders is more than twenty (20) days after the record date, the Preferred Dividends shall be paid on or before the twentieth (20th) day following the record date,

(b)    if distributions to holders of Common OP Units are made less frequently than quarterly, then Preferred Dividends shall accrue on each March 31, June 30, September 30 and December 31 and shall be paid within ten (10) days thereafter to holders of record as of the accrual date, and
(c)    if distributions to holders of Common OP Units are made more frequently than quarterly, the Preferred Dividends shall accrue at the same frequency that distributions are made to holders of Common OP Units, and
(d)    the Preferred Dividend installment payable on the first Preferred Dividend Accrual Date after issuance of a Preferred OP Unit shall be a prorated portion of the regular dividend based on the number of days elapsed from the date of issuance to the Preferred Dividend Accrual Date. Each date upon which Preferred Dividends accrue is referred to as a “Preferred Dividend Accrual Date”. Each date upon which Preferred Dividends become payable is referred to as a “Preferred Dividend Payment Date”.
Section 16.2    Conversion Rights.
The holders of the Preferred OP Units shall be entitled to convert part or all of such Preferred OP Units into Common OP Units by delivering written notice of such conversion (a “Conversion Notice”) to the General Partner at any time prior to January 1, 2024 (the date that the holders of the Preferred OP Units deliver a Conversion Notice shall hereinafter be referred to as a “Conversion Date”). The terms of the conversion shall be as follows:
(a)    Preferred OP Units may be converted only in multiples of One Hundred (100) unless the holder elects to convert all its Preferred OP Units.
(b)    Subject to the receipt by the General Partner of a timely Conversion Notice, the conversion shall be effective as of the close of business on the applicable Conversion Date. The holder of the converted Preferred OP Units shall be deemed to have surrendered the same to the Partnership, and the Partnership shall be deemed to have issued Common OP Units to such holder, at the close of business on such Conversion Date.
(c)    If the Issue Price of each Common OP Unit issued upon the conversion is $68.00 or less, the holder shall be entitled to receive, for each Preferred OP Unit surrendered, 0.397 Common OP Units. If the Issue Price of each Common OP Unit is greater than $68.00, then the holder shall be entitled to receive, for each Preferred OP Unit surrendered, a fraction of a full Common OP Unit of which (i) the numerator is (A) $27.00 plus (B) twenty-five percent (25%) of the amount (if any) by which the per-unit Issue Price of the Common OP Units exceeds $68.00, and (ii) the denominator is the per-unit Issue Price of the Common OP Units.
(d)    On the next Preferred Dividend Accrual Date, the holder shall be entitled to a Preferred Dividend in an amount equal to a prorated portion of the regular Preferred Dividend based on the number of days elapsed from the prior Preferred Dividend Accrual Date to the Conversion Date.
(e)    In the event that the holders of Common OP Units receive or surrender any Common OP Units or other securities of or interests in the Partnership pursuant to any Common OP Unit split, combination, dividend or exchange, or pursuant to any recapitalization, merger, consolidation, combination, exchange of shares or other similar capital change, then upon the conversion each holder of Preferred OP Units shall be entitled to receive, in lieu of or in addition to receiving Common OP Units, the number and class of securities which it would have held on the Conversion Date if it had originally acquired a number of Common OP Units equal to the number of Preferred OP Units to be converted, instead of such Preferred OP Units.

Section 16.3	Consensual Redemption.
The Partnership may redeem any part or all of the Preferred OP Units from time to time as determined by the General Partner, with the written consent of the holder of the Preferred OP Units to be redeemed, provided that no such consensual redemption of fewer than all of the Preferred OP Units shall be made while any accrued Preferred Dividends remain unpaid unless all such accrued dividends are paid simultaneously with such redemption.
Section 16.4    Mandatory Redemption.
The Partnership shall redeem Preferred OP Units five (5) Business Days after written demand of the holder during the existence of any POPU Default provided that the POPU Default is not cured within such period. The Partnership shall redeem the Preferred OP Units with respect to which a Conversion Notice was not received in accordance with the requirements set forth in Section 16.2 above on January 2, 2024.
Section 16.5    Redemption Payment.
Upon redemption of a Preferred OP Unit the holder shall be entitled to receive a redemption payment equal to the Issue Price of such Preferred OP Unit plus all unpaid Preferred Dividends thereon accrued and prorated to the time that the redemption payment is made as if such date were a Preferred Dividend Accrual Date.
Section 16.6    Method of Payment.
All payments in respect of the Preferred OP Units shall be made in good United States funds by ordinary bank check mailed to the holder at its address as set forth in the Partnership’s records. Payment shall be effective upon deposit of the check in the mail with postage prepaid, for all purposes of this Agreement, and the holders of the Preferred OP Units hereby assume the risk of non-delivery. If a check is lost in the mail or in any other manner, the holder shall be entitled to a replacement check upon execution and delivery of an indemnity agreement, in form satisfactory to the General Partner, whereby the holder indemnifies the Partnership against any claim for payment of the replaced check.
Section 16.7    Restrictions on Subordination.
The Partnership shall not permit to be outstanding any OP Units or other equity securities which are not junior to the Preferred OP Units, without the written consent of the holders of a majority of the Preferred OP Units.
Section 16.8    Default Provisions.
The following default provisions shall apply in respect of the Preferred OP Units:
(a)    If the Partnership fails to pay any Preferred Dividend installment upon the Preferred Dividend Payment Date, the holders shall be entitled to a late payment premium equal to two percent (2%) of the defaulted payment. If the Partnership fails to pay any Preferred Dividend installment within ten (10) days after the Preferred Dividend Payment Date, Preferred Dividends shall accrue at the rate of $2.70 per

Preferred OP Unit annually, retroactively from the Preferred Dividend Payment Date until such installment is paid.
(b)    The occurrence of any of the following shall constitute a “POPU Default”:
(i)    The Partnership’s failure to pay any Preferred Dividend installment within twenty (20) days after the applicable Preferred Dividend Payment Date;
(ii)    The Partnership’s failure to pay any redemption payment when due; or
(iii)    Any other default in the performance of the Partnership’s or the General Partner’s obligations to the holders of the Preferred OP Units under this Article 16 which is not cured within thirty (30) days after written demand by any holder of Preferred OP Units.
(c)    Upon the occurrence of a POPU Default the holders of the Preferred OP Units shall have the rights provided for in Section 16.4 in addition to any other rights provided by this Agreement or by applicable law. During the existence of the POPU Default, Preferred Dividends shall accrue at the rate of $2.70 per Preferred OP Unit annually. If any holder of Preferred OP Units commences any legal action against the Partnership or the General Partner to enforce its rights under this Article 16, the prevailing party shall be entitled to recover the costs incurred in connection therewith, including reasonable attorney fees.
Article 17.
[INTENTIONALLY OMITTED]

Article 18.
SERIES A-1 PREFERRED UNITS
Section 18.1    Definitions.
The term “Series A-1 Parity Preferred Units” shall mean the Preferred Units and any other class or series of OP Units of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on parity with the Series A-1 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term “Series A-1 Priority Return” shall mean an amount equal to 6.00% per annum (determined on the basis of a 365 day year), multiplied by the stated amount of $100 per Series A-1 Preferred Unit, multiplied by the number of outstanding Series A-1 Preferred Units, cumulative to the extent not distributed for any given distribution period pursuant to Section 7.1 hereof.
Section 18.2    Designation and Number.
A series of OP Units in the Partnership designated as the “Series A-1 Preferred Units” is hereby established. The number of authorized Series A-1 Preferred Units shall be 455,476. Notwithstanding anything to the contrary in this Agreement, the Series A-1 Preferred Units shall be pari passu with the Preferred Units with respect to distributions and allocations.

Section 18.3    Distributions.
(a)    Payment of Distributions.
(i)    Subject to the rights of holders of Preferred OP Units and Series A-1 Parity Preferred Units and any other class or series of OP Units (now existing or hereafter issued) the terms of which specifically provide that such OP Units rank senior to or on parity with the Series A-1 Preferred Units with respect to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership, holders of Series A-1 Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of the Partnership’s available cash, the Series A-1 Priority Return.
(ii)    All distributions shall be cumulative, shall accrue from the original date of issuance and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on March 31, June 30, September 30 and December 31 of each year, (each a "Series A-1 Preferred Unit Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 365-day year and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to the actual number of days in such quarterly period. If any date on which distributions are to be made on the Series A-1 Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A-1 Preferred Units will be made to the holders of record of the Series A-1 Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series A-1 Preferred Unit Distribution Payment Date.
(b)    Distributions Cumulative. Distributions on the Series A-1 Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the declaration, setting aside for payment or current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A-1 Preferred Units will accumulate as of the Series A-1 Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series A-1 Preferred Unit Distribution Payment Date to holders of record of the Series A-1 Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.
(c)    Priority as to Distributions.
(i)    So long as any Series A-1 Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of OP Units (now existing or hereafter issued) ranking junior with respect to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership to the Series A-1 Preferred Units (collectively, “Series A-1 Junior

Units”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A-1 Preferred Units, any Series A‑1 Parity Preferred Units or any Series A-1 Junior Units, unless, in each case, all distributions accumulated on all Series A-1 Preferred Units and all classes and series of outstanding Series A-1 Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit:
(A)    distributions payable solely in OP Units ranking junior to the Series A-1 Preferred Units as to the payment of distributions and rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership;
(B)    the conversion of Series A-1 Junior Units or Series A-1 Parity Preferred Units into OP Units of the Partnership ranking junior to the Series A-1 Preferred Units as to distributions and rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership; or
(C)    the redemption of OP Units corresponding to any Junior Stock (as defined in the Series A Articles Supplementary) to be purchased by the General Partner pursuant to Article VII of the Charter to preserve the General Partner’s status as a REIT, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article VII of the Charter.
(ii)    So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon the Series A-1 Preferred Units, all distributions authorized and declared on the Series A-1 Preferred Units and all classes or series of outstanding Series A-1 Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series A-1 Preferred Unit and such other classes or series of Series A-1 Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A-1 Preferred Unit and such other classes or series of Series A-1 Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Series A-1 Parity Preferred Units do not have cumulative distribution rights) bear to each other.
(d)    Distributions on OP Units held by General Partner. Notwithstanding anything to the contrary herein, distributions on OP Units held by the General Partner may be made, without preserving the priority of distributions described in Section 18.3(c)(i) and (ii), but only to the extent such distributions are required to preserve the REIT status of the General Partner.
(e)     No Further Rights. Holders of Series A-1 Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.
Section 18.4    Liquidation Proceeds.
(a)    Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series A-1 Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

(b)    No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to Section 12.2 hereof, the holders of Series A-1 Preferred Units will have no right or claim to any of the remaining assets of the Partnership.
(c)    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.
Section 18.5    Voting Rights.
Holders of the Series A-1 Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners.
Section 18.6    Transfer Restrictions.
The Series A-1 Preferred Units shall be subject to the provisions of Article 11 of the Agreement.
Section 18.7    Exchange Rights.
(a)    Series A-1 Preferred Units. The holders of Series A-1 Preferred Units shall be entitled to exchange Series A-1 Preferred Units for shares of the General Partner’s common stock, at their option, on the following terms and subject to the following conditions:
(i)    Each holder of Series A-1 Preferred Units at its option may exchange each of its Series A-1 Preferred Units for that number of shares of the General Partner’s common stock equal to the quotient obtained by dividing $100.00 by $41.00; provided, however, that no Series A-1 Preferred Units may be exchanged on any proposed Series A-1 Exchange Date pursuant to this Section 18.7 unless at least 1,000 Series A-1 Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series A-1 Exchange Date pursuant to Series A-1 Exchange Notices. Each holder of Series A-1 Preferred Units that has delivered a Series A-1 Exchange Notice to the General Partner may rescind such Series A-1 Exchange Notice by delivering written notice of such rescission to the General Partner prior to the Series A-1 Exchange Date specified in the applicable Series A-1 Exchange Notice.
(ii)    The exchange rate is subject to adjustment upon subdivisions, stock splits, stock dividends, combinations and reclassification of the common stock of the General Partner.
(iii)    In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the General Partner’s common stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A-1 Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of the General Partner’s common stock or fraction thereof into which one Series A-1 Preferred Unit was convertible or exchangeable immediately prior to such transaction.
(iv)    Limitations on Exchange. Notwithstanding anything to the contrary in this Section 18.7(a):
(A)    Upon tender of any Series A-1 Preferred Units to the General Partner pursuant to this Section 18.7, the General Partner may issue cash in lieu of stock to the extent necessary to prevent the recipient from violating the Ownership Limitations of Section 2 of Article VII of the Charter, or corresponding provisions of any amendment or restatement thereof;
(B)    A holder of Series A-1 Preferred Units will not have the right to exchange Series A-1 Preferred Units for the General Partner’s common stock if (1) in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a REIT under the Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the General Partner, constitute or be likely to constitute a violation of applicable securities laws; and
(C)    The General Partner shall not be required to issue fractions of shares of common stock upon exchange of Series A-1 Preferred Units. If any fraction of a share of Common Stock would be issuable upon exchange of Series A-1 Preferred Units, the General Partner shall, in lieu of delivering such fraction of a share of common stock, make a cash payment to the exchanging holder of Series A-1 Preferred Units in an amount equal to the same fraction of the Common Stock Fair Market Value determined as of the Series A-1 Exchange Date.
(v)    Reservation of Common Stock. The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued shares of common stock to permit the exchange of all of the outstanding Series A-1 Preferred Units pursuant to this Section 18.7.
(b)    Procedure for Exchange.
(i)    Any exchange described in Section 18.7(a) above shall be exercised pursuant to a delivery of a Series A-1 Exchange Notice to the General Partner by the holder who is exercising such exchange right, by (A) fax or email and (B) by certified mail postage prepaid. The Series A-1 Exchange Notice and certificates, if any, representing such Series A-1 Preferred Unit to be exchanged shall be delivered to the office of the General Partner maintained for such purpose, which is currently as set forth in Section 2.3.
(ii)    Any exchange hereunder shall be effective as of the close of business on the Series A-1 Exchange Date. The holders of the exchanged Series A-1 Preferred Units shall be deemed to have surrendered the same to the General Partner, and the General Partner shall be deemed to have issued shares of common stock of the General Partner at the close of business on the Series A-1 Exchange Date.
(c)    Payment of Series A-1 Priority Return. On the Series A-1 Preferred Unit Distribution Payment Date next following each Series A-1 Exchange Date, the holders of Series A-1 Preferred Units which exchanged on such date shall be entitled to Series A-1 Priority Return in an amount equal to a prorated portion of the Series A-1 Priority Return based on the number of days elapsed from the prior Series A-1 Preferred Unit Distribution Payment Date through, but not including, the Series A-1 Exchange Date.
Section 18.8    Restrictions Included in Contribution Agreements.
Each Series A-1 Preferred Partner acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, (a) the transfer or exchange of a portion of the Series A-1 Preferred Units are restricted by the provisions of the applicable Contribution Agreements, and (b) such Series A-1 Preferred Partner shall not transfer or exchange any Series A-1 Preferred Units in violation of any such restrictive provisions.
Section 18.9    No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series A-1 Preferred Units.

Article 19.
[INTENTIONALLY OMITTED]

Article 20.
SERIES A-3 PREFERRED UNITS
Section 20.1    Definitions.
The term “Series A-3 Parity Preferred Units” shall mean any class or series of OP Units of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on parity with the Series A-3 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term “Series A-3 Priority Return” shall mean an amount equal to 4.50% per annum (determined on the basis of a 365 day year), multiplied by the stated amount of $100 per Series A-3 Preferred Unit (the “Series A-3 Issue Price”), multiplied by the number of outstanding Series A-3 Preferred Units, cumulative to the extent not distributed for any given distribution period pursuant to Article 7 hereof.
Section 20.2    Designation and Number.
A series of OP Units in the Partnership designated as the “Series A-3 Preferred Units” is hereby established. The number of authorized Series A-3 Preferred Units shall be 40,267.50.
Section 20.3    Distributions.
(a)    Payment of Distributions. Subject to the preferential rights of holders of any class or series of OP Units of the Partnership ranking senior to the Series A-3 Preferred Units, the holders of Series A-3 Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of the Partnership’s available cash, cumulative preferential cash distributions in an amount equal to the Series A-3 Priority Return. All distributions shall be cumulative, shall accrue from the original date of issuance and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears on March 31, June 30, September 30 and December 31 of each year (each a “Series A-3 Preferred Unit Distribution Payment Date”). Any distribution payable on the Series A-3 Preferred Units for a period that is shorter or longer than 90 days will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Series A-3 Preferred Unit Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The distributions payable on any Series A-3 Preferred Unit Distribution Payment Date shall include distributions accrued to but not including such Series A-3 Preferred Unit Distribution Payment Date.
(b)    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A-3 Preferred Units will accrue and be cumulative from the Series A-3 Issuance Date, whether or not the terms and provisions set forth in Section 20.3(c) at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on Series A-3 Preferred Units which may be in arrears, and the holders of the Series A-3 Preferred Units will not be entitled to any distributions, whether payable in cash, securities or other property, in excess of full cumulative distributions described above. Any distribution payment made on the Series A-3 Preferred Units will first be credited against the earliest accrued but unpaid distribution due with respect to the Series A-3 Preferred Units. No distributions on the Series A-3 Preferred Units shall be authorized, declared, paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, directly or indirectly prohibit authorization, declaration, payment or setting apart for payment or provide that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.
(c)    Priority as to Distributions.
(i)    Except as provided in Section 20.3(c)(ii) below, unless full cumulative distributions for all past Series A-3 Preferred Unit Distribution Periods on the Series A-3 Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment, no distributions (other than in Common OP Units or any other class or series of OP Units ranking junior to the Series A-3 Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series A-3 Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership nor shall any Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series A-3 Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership except: (1) by conversion into or exchange for Common OP Units or any other classes or series of OP Units ranking junior to the Series A-3 Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership, (2) by redemption, purchase or other acquisition of Common OP Units made for purposes of an incentive, benefit or share purchase plan for the General Partner, the Partnership or any of their respective subsidiaries, (3) for redemptions, purchases or other acquisitions of OP Units by the Partnership in connection with the General Partner’s purchase of its securities for the purpose of preserving the General Partner’s qualification as a REIT for federal income tax purposes, or (4) for any distributions by the Partnership corresponding to distributions by the General Partner required for it to maintain its status as a REIT for federal income tax purposes. With respect to the Series A-3 Preferred Units, all references in this Article 20 to “past Series A-3 A Preferred Unit Distribution Periods” shall mean, as of any date, Series A-3 Preferred Unit Distribution Periods ending on or prior to such date, and with respect to any other class or series of OP Units ranking on a parity as to distributions with the Series A-3 Preferred Units, all references in this Article 20 to “past distribution periods” (and all similar references) shall mean, as of any date, distribution periods with respect to such other class or series of OP Units ending on or prior to such date.
(ii)    When full cumulative distributions for all past Series A-3 Preferred Unit Distribution Periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series A-3 Preferred Units and when full cumulative distributions for all past distribution periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the units of any other Series A-3 Parity Preferred Units ranking on a parity as to distributions with the Series A-3 Preferred Units, then all distributions authorized on the Series A-3 Preferred Units and any other outstanding classes or series of Series A-3 Parity Preferred Units ranking on a parity as to distributions with the Series A-3 Preferred Units shall be declared pro rata so that the amount of distributions authorized per unit on the Series A-3 Preferred Units and such other classes or series of Series A-3 Parity Preferred Units ranking on a parity as to distributions with the Series A-3 Preferred Units shall in all cases bear to each other the same ratio that accumulated and unpaid distributions per unit on the Series A-3 Preferred Units and such other classes or series of Series A-3 Parity Preferred Units ranking on a parity as to distributions with the Series A-3 Preferred Units (which, in the case of any such other classes or series of Series A-3 Parity Preferred Units ranking on a parity as to distributions with the Series A-3 Preferred Units, shall not include any accumulation in respect of unpaid distributions for past distribution periods if such other Series A-3 Parity Preferred Units ranking on a parity as to distributions with the Series A-3 Preferred Units does not have a cumulative distribution) bear to each other.
Section 20.4    Liquidation Proceeds.
(a)    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common OP Units or any other classes or series of OP Units ranking junior to the Series A-3 Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, the holders of Series A-3 Preferred Units shall be entitled to receive the amount of the Series A-3 Issue Price plus accrued and unpaid Series A-3 Priority Return thereon (whether or not authorized or declared) to the date of payment in accordance with Article 12. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series A-3 Preferred Units shall be insufficient to pay the full preferential amount set forth in Article 12 and liquidating payments on any Series A-3 Parity Preferred Units, as to the distribution of assets on any liquidation, dissolution or winding up of the Partnership, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A-3 Preferred Units and any such other Series A-3 Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series A-3 Preferred Units and any such Series A-3 Parity Preferred Units if all amounts payable thereon were paid in full.
(b)    Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated

therein, to each record holder of the Series A-3 Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.
(c)    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the holders of Series A-3 Preferred Units will have no right or claim to any of the remaining assets of the Partnership.
(d)    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.
Section 20.5    Ranking.
The Series A-3 Preferred Units rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, (i) senior to all Common OP Units and all other OP Units other than OP Units referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all Series A-3 Parity Preferred Units and (iii) junior to all Preferred OP Units, Series A-1 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units and all other OP Units (now existing or hereafter arising) the terms of which specifically provide that such OP Units rank senior to the Series A-3 Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership.
Section 20.6    Voting Rights.
Holders of the Series A-3 Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners.
Section 20.7    Transfer Restrictions.
The Series A-3 Preferred Units shall be subject to the provisions of Article 11 of the Agreement.
Section 20.8    Exchange Rights.
(a)    Series A-3 Preferred Units. Each holder of Series A-3 Preferred Units shall be entitled to exchange Series A-3 Preferred Units for shares of the General Partner’s common stock, at such holder’s option, on the following terms and subject to the following conditions:
(i)    Each holder of Series A-3 Preferred Units at its option may exchange each of its Series A-3 Preferred Units for that number of shares of the General Partner’s common stock equal to the quotient obtained by dividing $100.00 by $53.75; provided, however, that no Series A-3 Preferred Units may be exchanged on any proposed Series A-3 Exchange Date pursuant to this Section 20.8 unless at least 1,000 Series A-3 Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series A-3 Exchange Date pursuant to Series A-3 Exchange Notices. Each holder of Series A-3 Preferred Units that has delivered a Series A-3 Exchange Notice to the General Partner may rescind such Series A-3 Exchange Notice by delivering written notice of such rescission to the General Partner prior to the Series A-3 Exchange Date specified in the applicable Series A-3 Exchange Notice.
(ii)    The exchange rate is subject to adjustment upon subdivisions, stock splits, stock dividends, combinations and reclassification of the common stock of the General Partner. The adjustment to the exchange rate will be determined by the General Partner such that each Series A‑3 Preferred Unit will thereafter be exchangeable into the kind and amount of shares of common or other capital stock which would have been received if the exchange had occurred immediately prior to the record date for such subdivision, stock split, stock dividend, combination or reclassification of the common stock of the General Partner.
(iii)    In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the General Partner’s common stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A-3 Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of the General Partner’s common stock or fraction thereof into which one Series A-3 Preferred Unit was convertible or exchangeable immediately prior to such transaction.
(iv)    Notwithstanding anything to the contrary in this Section 20.8(a):
(A)    Upon tender of any Series A-3 Preferred Units to the General Partner pursuant to this Section 20.8(a), the General Partner may issue cash in lieu of stock (in an amount equal to the same fraction of the Common Stock Fair Market Value determined as of the Series A-3 Exchange Date) to the extent necessary to prevent the recipient from violating the Ownership Limitations of Section 2 of Article VII of the Charter, or corresponding provisions of any amendment or restatement thereof;
(B)    A holder of Series A-3 Preferred Units will not have the right to exchange Series A-3 Preferred Units for the General Partner’s common stock if (1) in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a REIT under the Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the General Partner, constitute or be likely to constitute a violation of applicable securities laws; and
(C)    The General Partner shall not be required to issue fractions of shares of common stock upon exchange of Series A-3 Preferred Units. If any fraction of a share of Common Stock would be issuable upon exchange of Series A-3 Preferred Units, the General Partner shall, in lieu of delivering such fraction of a share of common stock, make a cash payment to the exchanging holder of Series A-3 Preferred Units in an amount equal to the same fraction of the Common Stock Fair Market Value determined as of the Series A-3 Exchange Date.
(v)    The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued shares of common stock to permit the exchange of all of the outstanding Series A-3 Preferred Units pursuant to this Section 20.8.

(b)    Procedure for Exchange. Any exchange described in Section 20.8(a) above shall be exercised pursuant to a delivery of a Series A-3 Exchange Notice to the General Partner by the holder who is exercising such exchange right, by (A) fax or email and (B) by certified mail postage prepaid. The Series A-3 Exchange Notice and certificates, if any, representing such Series A-3 Preferred Unit to be exchanged shall be delivered to the office of the General Partner maintained for such purpose, which is currently as set forth in Section 2.3. Any exchange hereunder shall be effective as of the close of business on the Series A-3 Exchange Date. The holders of the exchanged Series A-3 Preferred Units shall be deemed to have surrendered the same to the General Partner, and the General Partner shall be deemed to have issued shares of common stock of the General Partner at the close of business on the Series A-3 Exchange Date.
(c)    Payment of Series A-3 Priority Return. On the Series A-3 Preferred Unit Distribution Payment Date next following each the Series A-3 Exchange Date, the holders of Series A-3 Preferred Units, which exchanged on such date shall be entitled to Series A-3 Priority Return in an amount equal to a prorated portion of the Series A-3 Priority Return based on the number of days elapsed from the prior Series A-3 Preferred Unit Distribution Payment Date through, but not including, the Series A-3 Exchange Date.
Section 20.9    Restrictions Included in Contribution Agreements.
Each Series A-3 Preferred Partner acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, (a) the transfer or exchange of a portion of the Series A-3 Preferred Units are restricted by the provisions of the applicable Contribution Agreements, and (b) such Series A-3 Preferred Partner shall not transfer or exchange any Series A-3 Preferred Units in violation of any such restrictive provisions.
Section 20.10    No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series A-3 Preferred Units.
Article 21.
SERIES A-4 PREFERRED UNITS
Section 21.1    Definitions.
The term “Series A-4 Parity Preferred Units” shall mean any class or series of OP Units of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on parity with the Series A-4 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term “Series A-4 Priority Return” shall mean an amount equal to 6.50% of the Issue Price of $25.00 (the “Series A-4 Issue Price”) per Series A-4 Preferred Unit per annum (equivalent to $1.625 per Series A-4 Preferred Unit per year).
Section 21.2    Designation and Number.
A series of OP Units in the Partnership designated as the “Series A-4 Preferred Units” is hereby established. The number of authorized Series A-4 Preferred Units shall be 7,000,000.
Section 21.3    Distributions.
(a)     Payment of Distributions. Subject to the preferential rights of holders of any class or series of OP Units of the Partnership ranking senior to the Series A-4 Preferred Units, the holders of Series A-4 Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the

General Partner, out of the Partnership’s available cash, cumulative preferential cash distributions in an amount equal to the Series A-4 Priority Return. All distributions shall be cumulative, shall accrue from the date of issuance and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears on March 31, June 30, September 30 and December 31 of each year (each a “Series A-4 Preferred Unit Distribution Payment Date”). Any distribution payable on the Series A-4 Preferred Units for a period that is shorter or longer than 90 days will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Series A-4 Preferred Unit Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The distributions payable on any Series A-4 Preferred Unit Distribution Payment Date shall include distributions accrued to but not including such Series A-4 Preferred Unit Distribution Payment Date.
(b)    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A-4 Preferred Units will accrue and be cumulative from the Series A-4 Issuance Date, whether or not the terms and provisions set forth in the last sentence of this Section 21.3(b) at any time prohibit the declaration, setting aside for payment or current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on Series A-4 Preferred Units which may be in arrears, and the holders of the Series A-4 Preferred Units will not be entitled to any distributions, whether payable in cash, securities or other property, in excess of full cumulative distributions described above. Any distribution payment made on the Series A-4 Preferred Units will first be credited against the earliest accrued but unpaid distribution due with respect to the Series A-4 Preferred Units. No distributions on the Series A-4 Preferred Units shall be authorized, declared, paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, directly or indirectly prohibit authorization, declaration, payment or setting apart for payment or provide that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.
(c)    Priority as to Distributions.
(i)    Except as provided in Section 21.3(c)(ii) below, unless full cumulative distributions for all past Series A-4 Preferred Unit Distribution Periods on the Series A-4 Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment, no distributions (other than in Common OP Units or any other class or series of OP Units ranking junior to the Series A-4 Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series A-4 Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership nor shall any Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series A-4 Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership except: (1) by conversion into or exchange for Common OP Units or any other classes or series of OP Units ranking junior to the Series A-4 Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership, (2) by redemption, purchase or other acquisition of Common OP Units made for purposes of an incentive, benefit or share purchase plan for the General Partner, the Partnership or any of their respective subsidiaries, (3) for redemptions, purchases or other acquisitions of OP Units by the Partnership in connection with the General Partner’s purchase of its securities for the purpose of preserving the General Partner’s qualification as a REIT for federal income tax purposes, or (4) for any distributions by the Partnership corresponding to distributions by the General Partner required for it to maintain its status as a REIT for federal income tax purposes. With respect to the Series A-4 Preferred Units, all references in this Article 21 to “past Series A-4 Preferred Unit Distribution Periods” shall mean, as of any date, Series A-4 Preferred Unit Distribution Periods ending on or prior to such date, and with respect to any other class or series of OP Units ranking on a parity as to distributions with the Series A-4 Preferred Units, all references in this Article 21 to “past distribution periods” (and all similar references) shall mean, as of any date, distribution periods with respect to such other class or series of OP Units ending on or prior to such date.
(ii)    When full cumulative distributions for all past Series A-4 Preferred Unit Distribution Periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series A-4 Preferred Units and when full cumulative distributions for all past distribution periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the units of any other Series A-4 Parity Preferred Units ranking on a parity as to distributions with the Series A-4 Preferred Units, then all distributions authorized on the Series A-4 Preferred Units and any other outstanding classes or series of Series A-4 Parity Preferred Units ranking on a parity as to distributions with the Series A-4 Preferred Units shall be declared pro rata so that the amount of distributions authorized per unit on the Series A-4 Preferred Units and such other classes or series of Series A-4 Parity Preferred Units ranking on a parity as to distributions with the Series A-4 Preferred Units shall in all cases bear to each other the same ratio that accumulated and unpaid distributions per unit on the Series A-4 Preferred Units and such other classes or series of Series A-4 Parity Preferred Units ranking on a parity as to distributions with the Series A-4 Preferred Units (which, in the case of any such other classes or series of Series A-4 Parity Preferred Units ranking on a parity as to distributions with the Series A-4 Preferred Units, shall not include any accumulation in respect of unpaid distributions for past distribution periods if such other Series A-4 Parity Preferred Units ranking on a parity as to distributions with the Series A-4 Preferred Units does not have a cumulative distribution) bear to each other.
Section 21.4    Liquidation Proceeds.
(a)    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common OP Units, Series A-3 Preferred Units, Series C Preferred Units, Series D Preferred Units or any other classes or series of OP Units ranking junior to the Series A-4 Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, the holders of Series A-4 Preferred Units shall be entitled to receive the amount of the Series A-4 Issue Price plus accrued and unpaid Series A-4 Priority Return thereon (whether or not authorized or declared) to the date of payment in accordance with Article 12. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series A-4 Preferred Units shall be insufficient to pay the full preferential amount set forth in Article 12 and liquidating payments on any Series A-4 Parity Preferred Units, as to the distribution of assets on any liquidation, dissolution or winding up of the Partnership, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A-4 Preferred Units and any such other Series A-4 Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series A-4 Preferred Units and any such Series A-4 Parity Preferred Units if all amounts payable thereon were paid in full.
(b)    Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series A-4 Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.
(c)    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the holders of Series A-4 Preferred Units will have no right or claim to any of the remaining assets of the Partnership.
(d)    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.
Section 21.5    Ranking.
The Series A-4 Preferred Units rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, (i) senior to all Common OP Units, Series A-3 Preferred Units, Series D Preferred Units, Series C Preferred Units and all other OP Units other than OP Units referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all Preferred OP Units, Series A-1 Preferred Units and all Series A-4 Parity Preferred Units issued after the date hereof, and (iii) junior to all and all other OP Units (now existing or hereafter arising) the terms of which specifically provide that such OP Units rank senior to the Series A-4 Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership.
Section 21.6    Voting Rights.
(a)    Generally. Except as otherwise required by applicable law or as expressly set forth in this Section 21.6, the holders of the Series A-4 Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners.
(b)    Required Consent. Without the prior written consent of the holders of a majority of the Series A-4 Preferred Units (excluding any Series A-4 Preferred Units held by the General Partner), (i) the Partnership shall not effect any amendment of any of the provisions of Article 21 of this Agreement that adversely affects any power, right, privilege or preference of the Series A-4 Preferred Units or the holders of the Series A-4 Preferred Units, except that the creation or issuance of OP Units in accordance with this Agreement will not be deemed to adversely affect the powers, rights, privileges or preferences of the Series A-4 Preferred Units or the holders of the Series A-4 Preferred Units, and (ii) the Partnership shall not authorize, create or issue any additional OP Units, or reclassify any existing OP Units into OP Units, ranking senior to, or pari passu with, the Series A-4 Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership, except that: (1) the Partnership may authorize, create and issue senior OP Units in connection with a subsequent public offering of preferred stock by the General Partner provided that the terms of such senior OP Units are substantially similar to the terms of the preferred stock so offered and issued, and (2) the Partnership may authorize, create and issue Series A-4 Parity Preferred Units so long as at the time of the issuance the Leverage Ratio is less than 68.50% (or such other percentage as set forth in the credit facility in which the Leverage Ratio is defined) and the Partnership has paid the Series A-4 Priority Return for all Series A-4 Preferred Unit Distribution Periods ending on or prior to such date.
(c)    Failure to Pay Series A-4 Priority Return. If, at any time, full cumulative distributions on the Series A-4 Preferred Units and any Series A-4 Parity Preferred Units shall not have been paid for six or more quarterly periods (a “Preferred Distribution Default”), whether or not the quarterly periods are consecutive, the holders of Series A-4 Preferred Units other than the General Partner (voting together as a single class with the holders (other than the General Partner) of all REIT Series A-4 Preferred Shares and any shares of preferred stock of the General Partner ranking on parity with the REIT Series A-4 Preferred Shares as to rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the General Partner and upon which like voting rights (as with the REIT Series A-4 Preferred Shares) have been conferred and are exercisable, and all other classes or series of Series A-4 Parity Preferred Units upon which like voting rights have been conferred and are exercisable (collectively, together with the Series A-4 Preferred Units, the “Voting Preferred”) will be entitled to cause the election of two additional directors of the General Partner (each, a “Preferred Unit Director”) in the manner and with the other rights described in Article Third, Section 7 of the Series A-4 Articles Supplementary, and such right shall continue until all distributions accumulated on the Voting Preferred have been paid in full for all past distribution periods, or the Partnership has authorized, declared and a sum sufficient for the payment thereof has been irrevocably set apart for payment in trust, and the accumulated distribution for the then current distribution period shall have been authorized, declared and paid in full or authorized, declared and a sum sufficient for the payment thereof irrevocably set apart for payment in trust. At any time after such voting power shall have been so vested in the holders of the Voting Preferred, if applicable, the Secretary of the General Partner may, and upon the written request of holders of at least ten percent (10%) of Voting Preferred (addressed to the Secretary at the principal office of the General) shall, call a meeting of the holders of the Voting Preferred for the selection of the two directors to be elected as set forth in Article Third, Section 7 of the Series A-4 Articles Supplementary, such call to be made by notice similar to that provided in the Bylaws of the General Partner for a special meeting of the stockholders or as required by law. If any such meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Voting Preferred may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the General Partner. Upon the election of the Preferred Unit Directors, the number of directors then constituting the Board of Directors of the General Partner will automatically increase by two, if not already increased by two by reason of the election of Preferred Unit Directors in accordance with Article Third, Section 7 of the Series A-4 Articles Supplementary. For the avoidance of doubt, and by means of example, in the event distributions on the Series A-4 Preferred Units shall be in arrears for six or more quarterly periods, the holders of the Series A-4 Preferred Units and the holders of all other classes and series of Voting Preferred shall be entitled to vote for the selection, and cause the election, in accordance with Article Third, Section 7 of the Series A-4 Articles Supplementary, of two additional directors in the aggregate, not two times the number of the sum of the Series A-4 Preferred Units and each class or series of Voting Preferred. Notwithstanding anything to the contrary herein, until the thirty (30) month anniversary of the Series A-4 Issuance Date, the Preferred Unit Directors, if any, shall be Randall Rowe and James Goldman and, if such individuals are serving on the Board of Directors at the time of a Preferred Distribution Default, the Voting Preferred shall not have the right to cause the election of additional directors to the Board of Directors.
Section 21.7    Transfer Restrictions.
The Series A-4 Preferred Units shall be subject to the provisions of Article 11 of the Agreement; provided that the General Partner hereby consents to the Transfer of Series A-4 Preferred Units to any partner, member or shareholder of any holder of Series A-4 Preferred Units, subject to compliance with Section 11.3 of the Agreement.
Section 21.8    Exchange Rights.
(a)    Optional Exchange. Each holder of Series A-4 Preferred Units (other than the General Partner) shall be entitled to exchange Series A-4 Preferred Units for either Common OP Units or REIT Shares, at such holder’s option, on the following terms and subject to the following conditions:
(i)    Exchange Right. At any time after the Series A-4 Issuance Date, each holder of Series A-4 Preferred Units at its option may exchange each of its Series A-4 Preferred Units for that number of Common OP Units or REIT Shares equal to the quotient obtained by dividing $25.00 by the Series A-4 Exchange Price; provided, however, that no Series A-4 Preferred Units may be exchanged on any proposed Series A-4 Exchange Date pursuant to this Section 21.8 unless at least 1,000 Series A-4 Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series A-4 Exchange Date pursuant to Series A-4 Exchange Notices. Each holder of Series A-4 Preferred Units that has delivered a Series A-4 Exchange Notice to the General Partner may rescind such Series A-4 Exchange Notice by delivering written notice of such rescission to the General Partner prior to the Series A-4 Exchange Date specified in the applicable Series A-4 Exchange Notice.
(ii)    Limitations on Exchange. Notwithstanding anything to the contrary in this Section 21.8(a):

(A)    Upon tender of any Series A-4 Preferred Units to the General Partner for REIT Shares pursuant to this Section and upon written notice to the holder delivered not later than three Business Days prior to the Series A-4 Exchange Date, instead of issuing the requisite number of REIT Shares to the exchanging holder of Series A-4 Preferred Units, the Partnership may elect to make a cash payment to the exchanging holder of Series A-4 Preferred Units in an amount equal to the product of (i) the Common Stock Fair Market Value determined as of the Series A-4 Exchange Date and (ii) the number of REIT Shares that would have been otherwise issued to the exchanging holder of Series A-4 Preferred Units;
(B)    A holder of Series A-4 Preferred Units will not have the right to exchange Series A-4 Preferred Units for REIT Shares if (1) in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a REIT under the Internal Revenue Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the General Partner, constitute or be likely to constitute a violation of applicable securities laws; and

(C)    The General Partner shall not be required to issue fractions of Common OP Units or REIT Shares upon exchange of Series A-4 Preferred Units. If any fraction of a Common OP Unit or REIT Share would be issuable upon exchange of Series A-4 Preferred Units, the General Partner shall, in lieu of delivering such fraction of a Common OP Unit or REIT Share, make a cash payment to the exchanging holder of Series A-4 Preferred Units in an amount equal to the same fraction of the Common Stock Fair Market Value determined as of the Series A-4 Exchange Date.
(iii)    Reservation of REIT Shares. The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued REIT Shares to permit the exchange of all of the outstanding Series A-4 Preferred Units pursuant to this Section 21.8.
(iv)    Procedure for Exchange. Any exchange described in Section 21.8(a) above shall be exercised pursuant to a delivery of a Series A-4 Exchange Notice to the General Partner by the holder who is exercising such exchange right, by (A) fax or email and (B) by certified mail postage prepaid. The Series A-4 Exchange Notice and certificates, if any, representing such Series A-4 Preferred Unit to be exchanged shall be delivered to the office of the General Partner maintained for such purpose. Currently, such office is:

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Attn: Chief Executive Officer
Fax: (248) 208-2645
Email: gshiffman@suncommunities.com

Any exchange hereunder shall be effective as of the close of business on the Series A-4 Exchange Date. The holders of the exchanged Series A-4 Preferred Units shall be deemed to have surrendered the same to the General Partner, and the General Partner shall be deemed to have issued the corresponding number of Common OP Units or REIT Shares at the close of business on the Series A-4 Exchange Date.
(v)    Payment of Series A-4 Priority Return. On the Series A-4 Preferred Unit Distribution Payment Date next following the Series A-4 Exchange Date, the holders of Series A-4 Preferred Units which exchanged on such date shall be entitled to Series A-4 Priority Return in an amount equal to (A) a prorated portion of the Series A-4 Priority Return based on the number of days elapsed from the prior Series A-4 Preferred Unit Distribution Payment Date through, but not including, the Series A-4 Exchange Date, less (B) the amount of the distribution or dividend, if any, paid on the securities into which the Series A-4 Preferred Units were exchanged for the quarterly period in which the Series A-4 Exchange Date occurred.
(b)    Mandatory Exchange. If, at any time after the fifth anniversary of the Series A-4 Issuance Date, the Pricing Target is achieved, then, within ten (10) days thereafter, the Partnership shall have the right, but not the obligation, to cause each holder of Series A-4 Preferred Units (other than the General Partner) to exchange all Series A-4 Preferred Units for Common OP Units, on the following terms and subject to the following conditions:

(i)    Mandatory Exchange. The Partnership shall have the right to cause each holder of Series A-4 Preferred Units to exchange each Series A-4 Preferred Unit for that number of Common OP Units equal to the quotient obtained by dividing $25.00 by the Series A-4 Exchange Price.
(ii)    Procedure for Exchange. Any exchange described in Section 21.8(b) above shall be exercised pursuant to the Partnership’s delivery of a Series A-4 Exchange Notice to the Series A-4 Preferred Partners, by (A) fax and (B) by certified mail postage prepaid, to the addresses set forth on the attached Exhibit A. Any exchange hereunder shall be effective as of the close of business on the Series A-4 Exchange Date. The holders of the exchanged Series A-4 Preferred Units shall be deemed to have surrendered the same to the General Partner, and the Partnership shall be deemed to have issued the corresponding number of Common OP Units at the close of business on the Series A-4 Exchange Date.
(iii)    Payment of Series A-4 Priority Return. On the Series A-4 Preferred Unit Distribution Payment Date next following the Series A-4 Exchange Date, the holders of Series A-4 Preferred Units which exchanged on such date shall be entitled to Series A-4 Priority Return in an amount equal to (A) a prorated portion of the Series A-4 Priority Return based on the number of days elapsed from the prior Series A-4 Preferred Unit Distribution Payment Date through, but not including, the Series A-4 Exchange Date less (B) the amount of the distribution or dividend, if any, paid on the Common OP Units into which the Series A-4 Preferred Units were exchanged for the quarterly period in which the Series A-4 Exchange Date occurred.
(c)    Adjustments upon a Fundamental Change. Notwithstanding anything in this Amendment to the contrary, upon the occurrence of a Fundamental Change, then from and after such Fundamental Change: (A) the Series A-4 Priority Return shall be increased to the Fundamental Change Return; (B) and after the fifth (5th) anniversary of the Series A-4 Issuance Date, the Partnership shall have the right from time to time at its option, to redeem all or any part of the outstanding Series A-4 Preferred Units for a redemption price, payable in cash, equal to the sum of (1) the greater of (x) the amount that such Series A-4 Preferred Units would have received in the Fundamental Change if they had been exchanged for REIT Shares immediately prior to such Fundamental Change or (y) $25.00 per unit, plus (2) any accrued and unpaid Series A-4 Priority Return on such Series A-4 Preferred Units to, but not including, the redemption date (the “Redemption Price”); and (C) after the fifth (5th) anniversary of the Series A-4 Issuance Date, each holder of Series A-4 Preferred Units shall have the right to cause the Partnership to redeem such holder’s Series A-4 Preferred Units for the Redemption Price. The term “Fundamental Change” means that any of the following events shall have occurred and are continuing: (1) the REIT Shares cease to be listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ; or (2) (x) the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of REIT Shares entitling that person or group to exercise more than 50% of the total voting power of all REIT Shares entitled to vote generally in the election of the General Partner’s directors (except that such person or group shall be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and (y) following the closing of any transaction referred to in clause (2)(x) above, neither the General Partner nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ. The term “Fundamental Change Return” means a rate per annum equal to the greater of (i)10.00%, and (ii) 8.00% above the then-published

(in the Wall Street Journal) U.S. Treasury maturing on the date closest to the five year anniversary of the date the Fundamental Change occurs, such rate to be determined initially as of the date of such Fundamental Change and then adjusted on each anniversary of such Fundamental Change. The General Partner shall deliver to all holders of Series A-4 Preferred Units (I) notice of the anticipated effective date of a Fundamental Change by the later of (A) 20 Business Days in advance of such effective date and (B) the date of first public disclosure by the General Partner of the Fundamental Change, which notice shall include a reasonable summary of the terms of such Fundamental Change and the resulting Series A-4 Priority Return and Series A-4 Exchange Price, (II) notice of the occurrence of the Fundamental Change with 15 days after the occurrence of such Fundamental Change and (III) notice of the applicable Series A-4 Priority Return within 15 days after each anniversary of such Fundamental Change.
(d)    Series A-4 Preferred Units held by the General Partner. In the event of a conversion of REIT Series A-4 Preferred Shares pursuant to the terms of the Series A-4 Articles Supplementary, then, upon conversion of such REIT Series A-4 Preferred Shares, the General Partner shall convert a number of its Series A-4 Preferred Units equal to the number of REIT Series A-4 Preferred Shares so converted into a number of Common OP Units equal to the number of REIT Shares issued on conversion of such REIT Series A-4 Preferred Shares. In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the REIT Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A-4 Preferred Unit held by the General Partner will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of REIT Shares or fraction thereof into which one Series A-4 Preferred Unit was convertible or exchangeable immediately prior to such transaction.
(e)    Procedures for Redemption after a Fundamental Change. The following provisions set forth the procedures for redemption in accordance with Section 21.8(c) above:
(i)    Notice of redemption (the “Notice of Redemption”) by the Partnership or the holder of Series A-4 Preferred Units shall be given in writing and shall state: (1) the redemption date (which shall not be less than ten (10) Business Days, nor more than sixty (60) Business Days, after the date of the notice); (2) the number of Series A-4 Preferred Units to be redeemed; (3) the Redemption Price; (4) that distributions on the Series A-4 Preferred Units to be redeemed will cease to accumulate immediately prior to such redemption date. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A-4 Preferred Units except as to a holder to whom notice was defective or not given.
(ii)    On or after the redemption date, the holder of Series A-4 Preferred Units shall present and surrender the certificates, if any, representing the Series A-4 Preferred Units to the Partnership and thereupon the Redemption Price of such Series A-4 Preferred Units (including all accumulated and unpaid distributions to but excluding the redemption date) shall be paid to such holder of Series A-4 Preferred Units and each surrendered Series A-4 Preferred Unit certificate, if any, shall be canceled.
(iii)    From and after the redemption date (unless the Partnership defaults in payment of the Redemption Price), all distributions on the Series A-4 Preferred Units designated for redemption in such notice shall cease to accrue, such Series A-4 Preferred Units shall no longer be deemed outstanding and all rights of the holders of Series A-4 Preferred Units will terminate, except the right to receive the Redemption Price. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the Redemption Price of the Series A-4 Preferred Units so called for redemption in trust for the holders of Series A-4 Preferred Units with a bank or trust company, in which case the Partnership shall send a notice to the holders of Series A-4 Preferred Units which shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the Redemption Price and (C) require the holder of Series A-4 Preferred Units to surrender the certificates, if any, representing such Series A-4 Preferred Units at such place on or about the date fixed in such Notice of Redemption (which may not be later than the redemption date) against payment of the Redemption Price. Any monies so deposited which remain unclaimed at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.
(iv)    If the Partnership redeems fewer than all of the outstanding Series A-4 Preferred Units, the Partnership shall determine the number of Series A-4 Preferred Units to be redeemed on a pro rata basis (as nearly as practicable without creating any fractional shares), by lot or by any other equitable method the Partnership may choose. Except as otherwise provided herein, the redemption provisions of the Series A-4 Preferred Units do not in any way limit the Partnership’s right or ability to purchase, from time to time either at a public or a private sale, Series A-4 Preferred Units at such price or prices as the Partnership may determine, subject to the provisions of applicable law.
(v)    Once a Notice of Redemption is sent by the Partnership or holders of Series A-4 Preferred Units, the holders of the Series A-4 Preferred Units to which the Notice of Redemption relates shall cease to have the right to exchange such Series A-4 Preferred Units into Common OP Units pursuant to Section 21.8(a).
Section 21.9    Adjustment to Series A-4 Exchange Price.
(a)    The Series A-4 Exchange Price shall be adjusted from time to time as follows:
(i)    If the General Partner shall, after the Series A-4 Issuance Date, (A) pay a dividend or make a distribution on REIT Shares payable in REIT Shares, (B) subdivide the outstanding REIT Shares into a greater number of shares, (C) combine the outstanding REIT Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of outstanding REIT Shares (including a reclassification pursuant to a merger or consolidation in which the General Partner is the continuing entity and in which the REIT Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, or securities or other property of another entity), then, in each such case the Series A-4 Exchange Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A-4 Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of REIT Shares (or fraction of a REIT Share) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series A-4 Preferred Unit been exchanged immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (a)(i) of this Section 21.9 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (e) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.
(ii)    If the General Partner shall issue, after the Series A-4 Issuance Date, rights, options or warrants to all holders of REIT Shares entitling them (for a period expiring within 45 days after the record date described below in this paragraph (a)(ii) of this Section 21.9) to subscribe for or purchase REIT Shares at a price per share less than the Common Stock Fair Market Value on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Series A-4 Exchange Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Series A-4 Exchange Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of REIT Shares outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that could be purchased at such Common Stock Fair Market Value from the aggregate proceeds to the General Partner from the exercise of such rights, options or warrants for REIT Shares, and the denominator of which shall be the sum of (XX) the number of REIT Shares outstanding on the close of business on the date fixed for such determination and (YY) the number of additional REIT Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (e) below). In determining whether any rights, options or warrants entitle the holders of REIT Shares to subscribe for or purchase REIT Shares at less than such Common Stock Fair Market Value, there shall be taken into account any consideration received by the General Partner upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the General Partner (the “Board of Directors”).
(iii)    If the General Partner shall, after the Series A-4 Issuance Date, make a distribution on the REIT Shares other than in cash or REIT Shares (including any distribution in securities (other than rights, options or warrants referred to in paragraph (a)(ii) of this Section 21.9)) (each of the foregoing being referred to herein as a "distribution"), then the Series A-4 Exchange Price in effect at the opening of business on the next day following the record date for determination of stockholders entitled to receive such distribution shall be adjusted to equal the price determined by multiplying (A) the Series A-4 Exchange Price in effect immediately prior to the opening of business on the day following the record date by (B) a fraction, the numerator of which shall be the difference between (X) the number of REIT Shares outstanding on the close of business on the record date and (Y) the number of shares determined by dividing (aa) the aggregate value of the property being distributed by (bb) the Common Stock Fair Market Value per REIT Share on the record date, and the denominator of which shall be the number of REIT Shares outstanding on the close of business on the record date. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided below). The value of the property being distributed shall be as determined in good faith by the Board of Directors; provided, however, that if the property being distributed is a publicly traded security, its value shall be calculated in accordance with the procedure for calculating the Common Stock Fair Market Value of a REIT Share (calculated for a period of five consecutive trading days commencing on the twentieth trading day after the distribution). Neither the issuance by the General Partner of rights, options or warrants to subscribe for or purchase securities of the General Partner nor the exercise thereof shall be deemed a distribution under this paragraph.

(iv)    If, after the Series A-4 Issuance Date, the General Partner shall acquire, pursuant to an issuer or self tender offer, all or any portion of the outstanding REIT Shares and such tender offer involves the payment of consideration per REIT Share having a Common Stock Fair Market Value (as determined in good faith by the Board of Directors), at the last time (the "Expiration Time") tenders may be made pursuant to such offer, that exceeds the closing price per REIT Share on the trading day next succeeding the Expiration Time, then the Series A-4 Exchange Price in effect on the opening of business on the day next succeeding the Expiration Time shall be adjusted to equal the price determined by multiplying (A) the Series A-4 Exchange Price in effect immediately prior to the Expiration Time by (B) a fraction, the numerator of which shall be (X) the number of REIT Shares outstanding (including the shares acquired in the tender offer (the "Acquired Shares")) immediately prior to the Expiration Time, multiplied by (Y) the closing price per REIT Share on the trading day next succeeding the Expiration Time, and the denominator of which shall be the sum of (XX) the value (determined in accordance with the procedures described in paragraph (a)(iii) above) of the aggregate consideration paid to acquire the Acquired Shares and (YY) the product of (I) the number of REIT Shares outstanding (less any Acquired Shares) at the Expiration Time, multiplied by (II) the closing price per REIT Share on the trading day next succeeding the Expiration Time.
(v)    No adjustment in the Series A-4 Exchange Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (a)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 21.9 (other than this paragraph (a)(v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of REIT Shares. Notwithstanding any other provisions of this Section 21.9, the General Partner shall not be required to make any adjustment of the Series A-4 Exchange Price for the (A) issuance of any REIT Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the General Partner and the investment of optional amounts in shares of REIT Shares under such plan, (B) issuance of any options, rights, REIT Shares or Common OP Units pursuant to any stock option, stock purchase or other equity-based plan maintained by the General Partner or (C) repurchase of any REIT Shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer. All calculations under this Section 21.9 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (a) of this Section 21.9 to the contrary notwithstanding, the General Partner shall be entitled, to the extent permitted by law, to make such reductions in the Series A-4 Exchange Price, in addition to those required by this paragraph (a), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the General Partner to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.
(b)    If the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for at least 30% of the REIT Shares outstanding, sale of all or substantially all of the General Partner's assets or recapitalization of the REIT Shares, but excluding any transaction as to which paragraph (a)(i) of this Section 21.9 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case, as a result of which REIT Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A-4 Preferred Unit which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible or exchangeable into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of REIT Shares into which one share of Series A-4 Preferred Unit was convertible or exchangeable immediately prior to such Transaction (without giving effect to any Series A-4 Exchange Price adjustment pursuant to Section 21.9(a)(iv)). The General Partner shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (b), and it shall not consent or agree to the occurrence of any Transaction until the General Partner has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A-4 Preferred Units that will contain provisions enabling the holders of the Series A-4 Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of REIT Shares at the Series A-4 Exchange Price in effect immediately prior to such Transaction. The provisions of this paragraph (b) shall similarly apply to successive Transactions.
(c)    If:
(i)    the General Partner shall declare a dividend (or any other distribution) on the REIT Shares (other than cash dividends and cash distributions); or
(ii)    the General Partner shall authorize the granting to all holders of the REIT Shares of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or
(iii)    there shall be any reclassification of the outstanding REIT Shares or any consolidation or merger to which the General Partner is a party and for which approval of any stockholders of the General Partner is required, or a statutory share exchange, an issuer or self tender offer shall have been commenced for at least 30% of the outstanding REIT Shares (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor shall have been adopted), or the sale or transfer of all or substantially all of the assets of the General Partner as an entirety; or
(iv)    there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the General Partner,

then the General Partner shall cause to be mailed to each holder of Series A-4 Preferred Units at such holder's address as shown on the records of the General Partner, as promptly as possible, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of REIT Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of REIT Shares of record shall be entitled to exchange their REIT Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 21.9.

(d)    Whenever the Series A-4 Exchange Price is adjusted as herein provided, the General Partner shall prepare a notice of such adjustment of the Series A-4 Exchange Price setting forth the adjusted Series A-4 Exchange Price and the effective date that such adjustment becomes effective and shall mail such notice of such adjustment of the Series A-4 Exchange Price to each holder of Series A-4 Preferred Units at such holder's last address as shown on the records of the General Partner.
(e)    In any case in which paragraph (a) of this Section 21.9 provides that an adjustment shall become effective on the day next following the record date for an event, the General Partner may defer until the occurrence of such event (A) issuing to the holder of any share of Series A-4 Preferred Unit exchanged after such record date and before the occurrence of such event the additional REIT Shares issuable upon such exchange by reason of the adjustment required by such event over and above the REIT Shares issuable upon such exchange before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fractional shares.
(f)    If the General Partner shall take any action affecting the REIT Shares, other than action described in this Section 21.9, that in the opinion of the Board of Directors would materially adversely affect the exchange rights of the holders of Series A-4 Preferred Units, the Series A-4 Exchange Price for the Series A-4 Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.
(g)    The General Partner shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued REIT Shares solely for the purpose of effecting exchange of the Series A-4 Preferred Units, the full number of REIT Shares deliverable upon the exchange of all outstanding Series A-4 Preferred Units not theretofore converted into REIT Shares. The General Partner covenants that any REIT Shares issued upon exchange of the Series A-4 Preferred Units shall be validly issued, fully paid and nonassessable.
(h)    The General Partner will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of REIT Shares or other securities or property on conversion or exchange of Series A-4 Preferred Units pursuant hereto; provided, however, that the General Partner shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of REIT Shares or other securities or property in a name other than that of the holder of the Series A-4 Preferred Units to be converted or exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the General Partner the amount of any such tax or established, to the reasonable satisfaction of the General Partner, that such tax has been paid.
(i)    In addition to any other adjustment required hereby, to the extent permitted by law, the General Partner from time to time may decrease the Series A-4 Exchange Price by any amount, permanently or for a period of at least twenty Business Days, if the decrease is irrevocable during the period.
Section 21.10    No Redemption Rights.
Except as specifically provided in this Article 21, the Partnership shall not have the right to redeem the Series A-4 Preferred Units and the Series A-4 Preferred Partners shall not have the right to cause the Partnership to purchase the Series A-4 Preferred Units.
Section 21.11    No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series A-4 Preferred Units.

Section 21.12    Status of Reacquired Units.
All Series A-4 Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.
Article 22.
SERIES C PREFERRED UNITS
Section 22.1    Definitions.
The term “Series C Parity Preferred Units” shall mean any class or series of OP Units of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on parity with the Series C Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term “Series C Priority Return” shall mean an amount equal to the Applicable Series C Rate multiplied by the stated Issue Price of $100 (the “Series C Issue Price”) per Series C Preferred Unit per annum. The term “Applicable Series C Rate” shall mean: (a) 4.00% per annum (determined on the basis of a 365 day year) until the second anniversary of the Series C Issuance Date; (b) 4.50% per annum (determined on the basis of a 365 day year) from the second anniversary of the Series C Issuance Date until the fifth anniversary of the Series C Issuance Date; and (c) 5.00% per annum (determined on the basis of a 365 day year) from and after the fifth anniversary of the Series C Issuance Date.
Section 22.2    Designation and Number.
A series of OP Units in the Partnership designated as the “Series C Preferred Units” is hereby established. The number of Series C Preferred Units shall be 340,206.
Section 22.3    Distributions.
(a)    Payment of Distributions. Subject to the preferential rights of holders of any class or series of OP Units of the Partnership ranking senior to the Series C Preferred Units, the holders of Series C Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of the Partnership’s available cash, cumulative preferential cash distributions in an amount equal to the Series C Priority Return. All distributions shall be cumulative, shall accrue from the date of issuance and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears on March 31, June 30, September 30 and December 31 of each year (each a “Series C Preferred Unit Distribution Payment Date”). Any distribution payable on the Series C Preferred Units for a period that is shorter or longer than 90 days will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Series C Preferred Unit Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The distributions payable on any Series C Preferred Unit Distribution Payment Date shall include distributions accrued to but not including such Series C Preferred Unit Distribution Payment Date.
(b)    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series C Preferred Units will accrue and be cumulative from the Series C Issuance Date, whether or not the terms and provisions set forth in the last sentence of this Section 22.3(b) at any time prohibit the declaration, setting aside for payment or current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on Series C Preferred Units which may be in arrears, and the holders of the Series C Preferred Units will not be entitled to any distributions, whether payable in cash, securities or other property, in excess of full cumulative distributions described above. Any distribution payment made on the Series C Preferred Units will first be credited against the earliest accrued but unpaid distribution due with respect to the Series C Preferred Units. No distributions on the Series C Preferred Units shall be authorized, declared, paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, directly or indirectly prohibit authorization, declaration, payment or setting apart for payment or provide that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.
(c)    Priority as to Distributions.
(i)    Except as provided in Section 22.3(c)(ii) below, unless full cumulative distributions for all past Series C Preferred Unit Distribution Periods on the Series C Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment, no distributions (other than in Common OP Units or any other class or series of OP Units ranking junior to the Series C Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series C Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership nor shall any Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series C Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership except: (1) by conversion into or exchange for Common OP Units or any other classes or series of OP Units ranking junior to the Series C Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership, (2) by redemption, purchase or other acquisition of Common OP Units made for purposes of an incentive, benefit or share purchase plan for the General Partner, the Partnership or any of their respective subsidiaries, (3) for redemptions, purchases or other acquisitions of OP Units by the Partnership in connection with the General Partner’s purchase of its securities for the purpose of preserving the General Partner’s qualification as a REIT for federal income tax purposes, or (4) for any distributions by the Partnership corresponding to distributions by the General Partner required for it to maintain its status as a REIT for federal income tax purposes. With respect to the Series C Preferred Units, all references in this Article 22 to “past Series C Preferred Unit Distribution Periods” shall mean, as of any date, Series C Preferred Unit Distribution Periods ending on or prior to such date, and with respect to any other class or series of OP Units ranking on a parity as to distributions with the Series C Preferred Units, all references in this Article 22 to “past distribution periods” (and all similar references) shall mean, as of any date, distribution periods with respect to such other class or series of OP Units ending on or prior to such date.
(ii)    When full cumulative distributions for all past Series C Preferred Unit Distribution Periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series C Preferred Units and when full cumulative distributions for all past distribution periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the units of any other Series C Parity Preferred Units ranking on a parity as to distributions with the Series C Preferred

Units, then all distributions authorized on the Series C Preferred Units and any other outstanding classes or series of Series C Parity Preferred Units ranking on a parity as to distributions with the Series C Preferred Units shall be declared pro rata so that the amount of distributions authorized per unit on the Series C Preferred Units and such other classes or series of Series C Parity Preferred Units ranking on a parity as to distributions with the Series C Preferred Units shall in all cases bear to each other the same ratio that accumulated and unpaid distributions per unit on the Series C Preferred Units and such other classes or series of Series C Parity Preferred Units ranking on a parity as to distributions with the Series C Preferred Units (which, in the case of any such other classes or series of Series C Parity Preferred Units ranking on a parity as to distributions with the Series C Preferred Units, shall not include any accumulation in respect of unpaid distributions for past distribution periods if such other Series C Parity Preferred Units ranking on a parity as to distributions with the Series C Preferred Units does not have a cumulative distribution) bear to each other.
Section 22.4    Liquidation Proceeds.
(a)    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common OP Units or any other classes or series of OP Units ranking junior to the Series C Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, the holders of Series C Preferred Units shall be entitled to receive the amount of the Series C Issue Price plus accrued and unpaid Series C Priority Return thereon (whether or not authorized or declared) to the date of payment in accordance with Article 12. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series C Preferred Units shall be insufficient to pay the full preferential amount set forth in Article 12 and liquidating payments on any Series C Parity Preferred Units, as to the distribution of assets on any liquidation, dissolution or winding up of the Partnership, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Units and any such other Series C Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series C Preferred Units and any such Series C Parity Preferred Units if all amounts payable thereon were paid in full.
(b)    Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series C Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.
(c)    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership.
(d)    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 22.5    Ranking.
The Series C Preferred Units rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, (i) senior to all Common OP Units, Series A-3 Preferred Units, Series D Preferred Units and all other OP Units other than OP Units referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all Series C Parity Preferred Units and (iii) junior to all Preferred OP Units, Series A-1 Preferred Units, Series A-4 Preferred Units and all other OP Units (now existing or hereafter arising) the terms of which specifically provide that such OP Units rank senior to the Series C Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership.
Section 22.6    Voting Rights.
Holders of the Series C Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners.
Section 22.7    Transfer Restrictions.
The Series C Preferred Units shall be subject to the provisions of Article 11 of the Agreement; provided that the General Partner hereby consents to the Transfer of Series C Preferred Units to any partner, member or other beneficial owner of any holder of Series C Preferred Units, subject to compliance with Section 11.3 of the Agreement.
Section 22.8    Exchange Rights.
(a)    Series C Preferred Units. Each holder of Series C Preferred Units shall be entitled to exchange Series C Preferred Units for REIT Shares, at such holder’s option, on the following terms and subject to the following conditions:
(i)    At any time after the Series C Issuance Date, each holder of Series C Preferred Units at its option may exchange each of its Series C Preferred Units for one and 11/100 (1.11) REIT Shares; provided, however, that no Series C Preferred Units may be exchanged on any proposed Series C Exchange Date pursuant to this Section 22.8 unless at least 20,000 Series C Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series C Exchange Date pursuant to Series C Exchange Notices. Each holder of Series C Preferred Units that has delivered a Series C Exchange Notice to the General Partner may rescind such Series C Exchange Notice by delivering written notice of such rescission to the General Partner prior to the Series C Exchange Date specified in the applicable Series C Exchange Notice.
(ii)    The exchange rate is subject to adjustment upon subdivisions, stock splits, stock dividends, combinations and reclassification of REIT Shares. The adjustment to the exchange rate will be determined by the General Partner such that each Series C Preferred Unit will thereafter be exchangeable into the kind and amount of shares of common or other capital stock which would have been received if the exchange had occurred immediately prior to the record date for such subdivision, stock split, stock dividend, combination or reclassification of the REIT Shares.
(iii)    In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the REIT Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series C Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of REIT Shares or fraction thereof into which one Series C Preferred Unit was convertible or exchangeable immediately prior to such transaction.
(iv)    Limitations on Exchange. Notwithstanding anything to the contrary in this Section 22.8(a):
(A)    Upon tender of any Series C Preferred Units to the General Partner for REIT Shares pursuant to this Section, instead of issuing the requisite number of REIT Shares to the exchanging holder of Series C Preferred Units, the Partnership may elect to make a cash payment to the exchanging holder of Series C Preferred Units in an amount equal to the product of (i) the Common Stock Fair Market Value determined as of the Series C Exchange Date and (ii) the number of REIT Shares that would have been otherwise issued to the exchanging holder of Series C Preferred Units, to the extent necessary to prevent the recipient from violating the Ownership Limitations of Section 2 of Article VII of the Charter, or corresponding provisions of any amendment or restatement thereof;
(B)    A holder of Series C Preferred Units will not have the right to exchange Series C Preferred Units for REIT Shares if (1) in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a REIT under the Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the General Partner, constitute or be likely to constitute a violation of applicable securities laws; and
(C)    The General Partner shall not be required to issue fractions of REIT Shares upon exchange of Series C Preferred Units. If any fraction of a REIT Share would be issuable upon exchange of Series C Preferred Units, the General Partner shall, in lieu of delivering such fraction of a REIT Share, make a cash payment to the exchanging holder of Series C Preferred Units in an amount equal to the same fraction of the Common Stock Fair Market Value determined as of the Series C Exchange Date.
(v)    Reservation of REIT Shares. The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued REIT Shares to permit the exchange of all of the outstanding Series C Preferred Units pursuant to this Section 22.8.
(b)    Procedure for Exchange.
(i)    Any exchange described in Section 22.8(a) above shall be exercised pursuant to a delivery of a Series C Exchange Notice to the General Partner by the holder who is exercising such exchange right, by (A) fax or email and (B) by certified mail postage prepaid. The Series C Exchange Notice and certificates, if any, representing such Series C Preferred Unit to be exchanged shall be delivered to the office of the General Partner maintained for such purpose. Currently, such office is:

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Attn: Chief Executive Officer
Fax: (248) 208-2645
Email: gshiffman@suncommunities.com
(ii)    Any exchange hereunder shall be effective as of the close of business on the Series C Exchange Date. The holders of the exchanged Series C Preferred Units shall be deemed to have surrendered the same to the General Partner, and the General Partner shall be deemed to have issued the corresponding number of REIT Shares at the close of business on the Series C Exchange Date.
(c)    Payment of Series C Priority Return. On the Series C Preferred Unit Distribution Payment Date next following each the Series C Exchange Date, the holders of Series C Preferred Units, which exchanged on such date shall be entitled to Series C Priority Return in an amount equal to a prorated portion of the Series C Priority Return based on the number of days elapsed from the prior Series C Preferred Unit Distribution Payment Date through, but not including, the Series C Exchange Date.
Section 22.9    Restrictions Included in Contribution Agreements.
Each Series C Preferred Partner acknowledges and agrees that, notwithstanding anything to the contrary in this Amendment or the Agreement: (a) the transfer or exchange of a portion of the Series C Preferred Units are restricted by the provisions of the Contribution Agreements and the documents executed and delivered by Contributors thereunder, and (b) such Series C Preferred Partner shall not transfer or exchange any Series C Preferred Units in violation of any such restrictive provisions.
Section 22.10    No Redemption Rights.
The Partnership shall not have the right to redeem the Series C Preferred Units and the Series C Preferred Partners shall not have the right to cause the Partnership to purchase the Series C Preferred Units.
Section 22.11    No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series C Cumulative Preferred Units.
Article 23.
SERIES D PREFERRED UNITS
Section 23.1    Definitions.
The term “Series D Parity Preferred Units” shall mean any class or series of OP Units of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on parity with the Series D Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term “Series D Priority Return” shall mean an amount equal to the Applicable Series D Rate multiplied by the stated Issue Price of $100.00 (the “Series D Issue Price”) per Series D Preferred Unit per annum. The term “Applicable Series D Rate” shall mean: (a) 3.75% per annum (determined on the basis of a 365-day year) until the second anniversary of the Series D Issuance Date; and (b) 4.00% per annum (determined on the basis of a 365-day year) from and after the second anniversary of the Series D Issuance Date.

Section 23.2    Designation and Number.
A series of OP Units in the Partnership designated as the Series D Preferred Units (the “Series D Preferred Units”) is hereby established. The number of Series D Preferred Units shall be 488,958.
Section 23.3    Distributions.
(a)    Payment of Distributions.
(i)    Subject to the preferential rights of holders of any class or series of OP Units of the Partnership ranking senior to the Series D Preferred Units, the holders of Series D Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of the Partnership’s available cash, cumulative preferential cash distributions in an amount equal to the Series D Priority Return.
(ii)    All distributions shall be cumulative, shall accrue from the date of issuance, and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears on March 31, June 30, September 30 and December 31 of each year (each a “Series D Preferred Unit Distribution Payment Date”), and will be computed on the basis of a 365-day year. If any Series D Preferred Unit Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The distributions payable on any Series D Preferred Unit Distribution Payment Date shall include distributions accrued to but not including such Series D Preferred Unit Distribution Payment Date.
(b)    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series D Preferred Units will accrue and be cumulative from the Series D Issuance Date, whether or not the terms and provisions set forth in the last sentence of this Section 23.3(b) at any time prohibit the declaration, setting aside for payment or current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on Series D Preferred Units which may be in arrears, and the holders of the Series D Preferred Units will not be entitled to any distributions, whether payable in cash, securities or other property, in excess of full cumulative distributions described above. Any distribution payment made on the Series D Preferred Units will first be credited against the earliest accrued but unpaid distribution due with respect to the Series D Preferred Units. No distributions on the Series D Preferred Units shall be authorized, declared, paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, directly or indirectly prohibit authorization, declaration, payment or setting apart for payment or provide that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.
(c)    Priority as to Distributions.
(i)    Except as provided in Section 23.3(c)(ii) below, unless full cumulative distributions for all past Series D Preferred Unit Distribution Periods on the Series D Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment, no distributions (other than in Common OP Units or any other class or series of OP Units ranking junior to the Series D Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series D Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership nor shall any Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series D Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership except: (1) by conversion into or exchange for Common OP Units or any other classes or series of OP Units ranking junior to the Series D Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership, (2) by redemption, purchase or other acquisition of Common OP Units made for purposes of an incentive, benefit or share purchase plan for the General Partner, the Partnership or any of their respective subsidiaries, (3) for redemptions, purchases or other acquisitions of OP Units by the Partnership in connection with the General Partner’s purchase of its securities for the purpose of preserving the General Partner’s qualification as a REIT for federal income tax purposes, or (4) for any distributions by the Partnership corresponding to distributions by the General Partner required for it to maintain its status as a REIT for federal income tax purposes. With respect to the Series D Preferred Units, all references in this Article 23 to “past Series D Preferred Unit Distribution Periods” shall mean, as of any date, Series D Preferred Unit Distribution Periods ending on or prior to such date, and with respect to any other class or series of OP Units ranking on a parity as to distributions with the Series D Preferred Units, all references in this Article 23 to “past distribution periods” (and all similar references) shall mean, as of any date, distribution periods with respect to such other class or series of OP Units ending on or prior to such date.
(ii)    When full cumulative distributions for all past Series D Preferred Unit Distribution Periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series D Preferred Units and when full cumulative distributions for all past distribution periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the units of any other Series D Parity Preferred Units ranking on a parity as to distributions with the Series D Preferred Units, then all distributions authorized on the Series D Preferred Units and any other outstanding classes or series of Series D Parity Preferred Units ranking on a parity as to distributions with the Series D Preferred Units shall be declared pro rata so that the amount of distributions authorized per unit on the Series D Preferred Units and such other classes or series of Series D Parity Preferred Units ranking on a parity as to distributions with the Series D Preferred Units shall in all cases bear to each other the same ratio that accumulated and unpaid distributions per unit on the Series D Preferred Units and such other classes or series of Series D Parity Preferred Units ranking on a parity as to distributions with the Series D Preferred Units (which, in the case of any such other classes or series of Series D Parity Preferred Units ranking on a parity as to distributions with the Series D Preferred Units, shall not include any accumulation in respect of unpaid distributions for past distribution periods if such other Series D Parity Preferred Units ranking on a parity as to distributions with the Series D Preferred Units does not have a cumulative distribution) bear to each other.
Section 23.4    Liquidation Proceeds.
(a)    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus)

shall be made to or set apart for the holders of Common OP Units or any other classes or series of OP Units ranking junior to the Series D Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, the holders of Series D Preferred Units shall be entitled to receive an amount per Series D Preferred Unit equal to the Series D Issue Price plus any accrued but unpaid Series D Priority Return thereon (whether or not authorized or declared) to the date of payment in accordance with Article 12. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series D Preferred Units shall be insufficient to pay the full preferential amount set forth in Article 12 and liquidating payments on any Series D Parity Preferred Units, as to the distribution of assets on any liquidation, dissolution or winding up of the Partnership, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Units and any such other Series D Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and any such Series D Parity Preferred Units if all amounts payable thereon were paid in full.
(b)    Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax or email and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series D Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.
(c)    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the holders of Series D Preferred Units will have no right or claim to any of the remaining assets of the Partnership.
(d)    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.
Section 23.5    Ranking.
The Series D Preferred Units rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, (i) senior to all Common OP Units, Series A-3 Preferred Units and all other OP Units other than OP Units referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all Series D Parity Preferred Units and (iii) junior to all Preferred OP Units, Series A-1 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units and all other OP Units (now existing or hereafter arising) the terms of which specifically provide that such OP Units rank senior to the Series D Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership.
Section 23.6    Voting Rights.
Holders of the Series D Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners.

Section 23.7    Transfer Restrictions.
The Series D Preferred Units shall be subject to the provisions of Article 11 of the Agreement; provided that the General Partner hereby consents to the Transfer of Series D Preferred Units to any partner, member or other beneficial owner of any holder of Series D Preferred Units, subject to compliance with Section 11.3 of the Agreement.
Section 23.8    Exchange Rights.
(a)    Series D Preferred Units. Each holder of Series D Preferred Units shall be entitled to exchange Series D Preferred Units for REIT Shares, at such holder’s option, on the following terms and subject to the following conditions:
(i)    At any time after the first anniversary of the Contribution Date, each holder of Series D Preferred Units at its option may exchange each of its Series D Preferred Units for eight-tenths (0.8) of a REIT Share (which is equal to the quotient obtained by dividing the Series D Issue Price by $125.00); provided, however, that no Series D Preferred Units may be exchanged on any proposed Series D Exchange Date pursuant to this Section 23.8 unless at least 10,000 Series D Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series D Exchange Date pursuant to Series D Exchange Notices. Each holder of Series D Preferred Units that has delivered a Series D Exchange Notice to the General Partner may rescind such Series D Exchange Notice by delivering written notice of such rescission to the General Partner prior to the Series D Exchange Date specified in the applicable Series D Exchange Notice.
(ii)    The exchange rate is subject to adjustment upon subdivisions, stock splits, stock dividends, combinations and reclassification of REIT Shares. The adjustment to the exchange rate will be determined by the General Partner such that each Series D Preferred Unit will thereafter be exchangeable into the kind and amount of shares of common or other capital stock which would have been received if the exchange had occurred immediately prior to the record date for such subdivision, stock split, stock dividend, combination or reclassification of the REIT Shares.
(iii)    In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the REIT Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series D Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of REIT Shares or fraction thereof into which one Series D Preferred Unit was convertible or exchangeable immediately prior to such transaction.
(iv)    Limitations on Exchange. Notwithstanding anything to the contrary in this Section 23.8(a):
(A)    Upon tender of any Series D Preferred Units to the General Partner for REIT Shares pursuant to this Section, instead of issuing the requisite number of REIT Shares to the exchanging holder of Series D Preferred Units, the Partnership may elect to make a cash payment to the exchanging holder of Series D Preferred Units in an amount equal to the product of (i) the Common Stock Fair Market Value determined as of the Series D Exchange Date and (ii) the number of REIT Shares that would have been otherwise issued to the exchanging holder of Series D Preferred Units, for any reason or no reason, including to the extent necessary to prevent the recipient from violating the Ownership Limitations of Section 2 of Article VII of the Charter, or corresponding provisions of any amendment or restatement thereof;
(B)    A holder of Series D Preferred Units will not have the right to exchange Series D Preferred Units for REIT Shares if (1) in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a REIT under the Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the General Partner, constitute or be likely to constitute a violation of applicable securities laws; and
(C)    The General Partner shall not be required to issue fractions of REIT Shares upon exchange of Series D Preferred Units. If any fraction of a REIT Share would be issuable upon exchange of Series D Preferred Units, the General Partner shall, in lieu of delivering such fraction of a REIT Share, make a cash payment to the exchanging holder of Series D Preferred Units in an amount equal to the same fraction of the Common Stock Fair Market Value determined as of the Series D Exchange Date.
(v)    Reservation of REIT Shares. The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued REIT Shares to permit the exchange of all of the outstanding Series D Preferred Units pursuant to this Section 23.8.
(b)    Procedure for Exchange.
(i)    Any exchange described in Section 23.8(a) above shall be exercised pursuant to a delivery of a Series D Exchange Notice to the General Partner by the holder who is exercising such exchange right, by (A) fax or email and (B) by certified mail postage prepaid. The Series D Exchange Notice and certificates, if any, representing such Series D Preferred Units to be exchanged shall be delivered to the office of the General Partner maintained for such purpose. Currently, such office is:

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Attn: Chief Executive Officer
Fax: (248) 208-2645
Email: gshiffman@suncommunities.com
(ii)    Any exchange hereunder shall be effective as of the close of business on the Series D Exchange Date. The holders of the exchanged Series D Preferred Units shall be deemed to have surrendered the same to the General Partner, and the General Partner shall be deemed to have issued the corresponding number of REIT Shares at the close of business on the Series D Exchange Date.
(c)    Payment of Series D Priority Return. On the Series D Preferred Unit Distribution Payment Date next following each the Series D Exchange Date, the holders of Series D Preferred Units, which exchanged on such date shall be entitled to Series D Priority Return in an amount equal to (i) a prorated portion of the Series D Priority Return based on the number of days elapsed from the prior Series D Preferred Unit Distribution Payment Date through, but not including, the Series D Exchange Date, less (ii) the amount of the distribution or dividend, if any, paid on the securities into which the Series D Preferred Units were exchanged for the quarterly period in which the Series D Exchange Date occurred.
Section 23.9    Restrictions Included in Contribution Agreement.
The Series D Preferred Partners acknowledge and agree that, notwithstanding anything to the contrary in this Agreement: (a) the transfer or exchange of the Series D Preferred Units are restricted by the provisions of the Contribution Agreement dated November 27, 2018 between the Partnership and Country Village Estates, LLC and the documents executed and delivered thereunder, and (b) no Series D Preferred Partner may transfer or exchange any Series D Preferred Units in violation of any such restrictive provisions.
Section 23.10    Redemption.
(a)    Mandatory Redemption. Subject to the limitations in this Section 23.10, upon or at any time or times after the earlier of:
(i)    the fifth anniversary of the Series D Issuance Date; or
(ii)    the Partnership’s receipt of the notice of the death of C. Joseph VanHaverbeke,

each holder of Series D Preferred Units may require redemption of, and the Partnership shall redeem, for cash, at a redemption price per unit equal to the Series D Issue Price plus any accrued but unpaid Series D Priority Return (the “Series D Redemption Price”), all, or a portion, but not less than $10 million at any one time, of the Series D Preferred Units held by such holder upon not less than sixty (60) days’ prior written notice to the Partnership.
(b)    Procedures for Redemption.
(i)    Notice of redemption will be: (A) faxed; and (B) mailed by such holder of Series D Preferred Units, by certified mail, postage prepaid, to the Partnership so that notice is received by the Partnership within the periods set forth herein and in accordance with the provisions hereof. Any such notice shall be irrevocable.
(ii)    The Partnership will pay such Series D Redemption Price to such holder of Series D Preferred Units upon surrender of the Series D Preferred Units by such holder of Series D Preferred Units at the place designated by the Partnership. Unless the Partnership and such holder of Series D Preferred Units agree otherwise, the Partnership will pay the Redemption Price in the same manner that the most recent distribution of Series D Priority Return was delivered to such holder of Series D Preferred Units. On and after the date of redemption, distributions will cease to accumulate on such holder’s Series D Preferred Units, unless the Partnership defaults in the payment of the Series D Redemption Price. If any date fixed for redemption of such holder’s Series D Preferred Units is not a Business Day, then payment of the Series D Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series D Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such holder’s

Series D Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Series D Redemption Price.
Section 23.11    No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series D Preferred Units.
Section 23.12    Status of Reacquired Units.
All Series D Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

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IN WITNESS WHEREOF, this Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership has been executed and delivered as of the date first above written.

GENERAL PARTNER:

Sun Communities, Inc.,
a Maryland corporation

By:    /s/ Jonathan M. Colman
Name: Jonathan M. Colman
Title: Executive Vice President